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              HIGH EQUITY PARTNERS L.P. - SERIES 86

                       AMENDED AND RESTATED

                 AGREEMENT OF LIMITED PARTNERSHIP



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               HIGH EQUITY PARTNERS L.P. - SERIES 86
                       AMENDED AND RESTATED
                 AGREEMENT OF LIMITED PARTNERSHIP


     AMENDED AND RESTATED AGREEMENT ("Agreement") dated as of November 14, 1985, as amended and restated as of April 22, 1986, among RESOURCES HIGH EQUITY, INC., a Delaware corporation, RESOURCES CAPITAL CORP., a Delaware corporation, and SECOND GROUP PARTNERS, each as a General Partner, and HOWARD GELBTUCH, as the initial Limited Partner, all of whom continue a limited partnership formed pursuant to the Delaware Revised Uniform Limited Partnership Act upon the following terms and conditions.

1.   NAME AND PLACE OF BUSINESS

     The name of the Partnership is High Equity Partners L.P. - Series 86; its registered office in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name of the Partnership's registered agent for service of process at that address is The Corporation Trust Company. Its principal place of business is 666 Third Avenue, New York, New York 10017, or such other place as the Administrative General Partner may hereafter determine.

2.   DEFINITIONS

     The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

          "Acquisition Expenses" shall mean expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

          "Acquisition Fees" shall mean the total of all fees and commissions paid by any person to any person, including any Sponsor, in connection with the purchase or development of any Property by the Partnership, whether designated as real estate commission, selection fee, nonrecurring management fee, nonrecurring start-up fee, development fee (which is defined as a fee for the packaging of a partnership's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date), or any fee of a similar nature, however, designated.

          "Adjusted Cash From Operations" shall mean the excess of cash revenue from operation of Partnership Asset Property over cash disbursements, including the Partnership Asset Management Fee, without deduction for depreciation and amortization of intangibles such as organization and debt placement costs but after a reasonable allowance for cash reserves for repairs, replacements, contingencies and anticipated obligations (including debt service), as determined by the Administrative General Partner.

          "Adjusted Contribution" shall mean the Original
Contribution paid by the original purchaser of a Unit, reduced by the total of cash distributed from Cash From Sales or Financings and from initial working capital reserves with respect thereto.

          "Administrative General Partner" shall mean Resources
Capital Corp., a Delaware corporation, or any other person or entity which succeeds it in such capacity.

          "Affiliate" of a person shall mean: (i) any person directly or indirectly controlling, controlled by or under common control with another person; (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person; (iii) any officer, director, trustee or partner or such person; and (iv) if such other person is an officer, director, trustee or partner, any company for which such person acts in any such capacity; provided, however, that a partner in a partnership or joint venture with (a) the Partnership or (b) an Affiliate of a General Partner, shall not by virtue of such relationship necessarily be deemed an Affiliate of such General Partner. For purposes of this definition, the term "control" shall include the control or ownership of 10% or more of the outstanding voting securities of the person referred to.

          "Appraised Value" shall mean the fair market value of any real property according to an MAI Appraisal.

          "Associate General Partner" shall mean Second Group
Partners, or any other person or entity which succeeds it in such capacity.

          "Cash From Sales or Financings" shall mean the net cash realized by the Partnership from any financing of any Partnership Property or from the Sale or Disposition of any Partnership Property after retirement of applicable mortgage debt and all expenses related to the transaction (including required payments of the unsubordinated portion of the Mortgage Placement Fee), together with interest on any note taken back by the Partnership upon the sale of a Property; however, Cash From Sales or Financings shall not include cash from working capital reserves to the extent such reserves come from Net Proceeds.

          "Closing Date" shall mean each date designated by the Administrative General Partner on which subscribers for Units sold pursuant to the Prospectus are admitted as Limited Partners as a result of purchases occurring during the offering period. "Initial Closing Date" shall mean the first date on which the subscribers for Units are admitted as Limited Partners. "Final Closing Date" shall mean the last date on which the subscribers for Units are admitted as Limited Partners. "Additional Closing Date" shall mean each date between the Initial Closing Date and the Final Closing Date on which subscribers for Units are admitted as Limited Partners.

          "Code" shall mean the Internal Revenue Code of 1954, as amended, or corresponding provisions of subsequent revenue laws.

          "Distributions" shall mean any cash distributed to the Limited Partners and the General Partners arising from their interests in the Partnership, but shall not include any payment to the General Partners under the provisions of Articles 9 or 10.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "Front-End Fees" shall mean fees and expenses paid by any party for any service rendered in connection with and during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses and any other similar fee, but excluding any underwriting or selling commissions with respect to sales of Units to the extent not paid by the Partnership.

          "General Partners" shall mean Resources High Equity, Inc., Resources Capital Corp. and Second Group Partners, or any other person, corporation or other entity which succeeds any of them in such capacity, including the Successor Associate General Partner as well as any additional general partner. Reference to a "General Partner" shall refer to any one of them.

          "Gross Proceeds" shall mean the total proceeds from the sale of Units before deductions for Organization and Offering
Expenses.

          "Gross Revenues" shall mean all revenues from the operation of real property owned by the Partnership other than from security deposits paid by lessees thereof, but shall not include revenues from the Sale or Disposition of Partnership Properties.

          "Integrated" shall mean Integrated Resources, Inc., a
Delaware corporation.

          "Invested Assets" shall mean the amount of Gross
Proceeds actually paid or allocable to the purchase, development, construction and/or improvement of Properties acquired by the Partnership (including working capital reserves, Property
Evaluation Fees, Acquisition Fees and Acquisition Expenses actually paid or allocable thereto).

          "Investment in Properties" shall refer to the amount of Gross Proceeds actually paid or allocated to the purchase, development, construction or improvement of Properties acquired by the Partnership (including working capital reserves allocable thereto in an amount of up to 5% of the Gross Proceeds, and other cash payments such as interest and taxes, but excluding "Front-End Fees").

          "Investment General Partner" shall mean Resources High
Equity, Inc., a Delaware corporation, or any other person or entity which succeeds it in such capacity.

          "IRA" shall mean an Individual Retirement Account established under Section 408 of the Code.

          "Limited Partners" shall mean the initial Limited
Partner, and any other person who is admitted to the Partnership as an additional or substituted Limited Partner. Reference to a "Limited Partner" shall refer to any one of them.

          "MAI Appraisal" shall mean an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers.

          "Majority Vote" shall mean the affirmative vote of the holders of more than 50% of the outstanding Units.

          "Mortgage Placement Fee" shall mean the fee which may be payable to the Investment General Partner or its Affiliates under the provisions of Section 9.6.

          "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Partnership (including the Partnership's share of income or loss of any partnership, venture or other entity which owns a Property), as determined for federal income tax purposes, computed (i) by taking into account each item of Partnership income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss and (ii) by excluding each such Partnership item which is separately allocated pursuant to Article 11 hereof.

          "Net Proceeds" shall mean total Gross Proceeds less
Organization and Offering Expenses.

          "Organization and Offering Expenses" shall mean those expenses incurred and payable by the Partnership in connection with the formation, qualification and registration of the Partnership and in marketing, distributing and processing Units, including (a) fees and expenses paid to attorneys in connection with the offering, (b) registration free, filing fees and taxes,
(c) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Partnership's registration statement and Prospectus, including telephone and telegraphic costs, (d) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance of Units, including telephone and telegraphic costs, and (e) accounting and legal fees and expenses incurred in connection therewith.

          "Original Contribution" shall mean the amount of $250 for each Unit, which amount shall be attributed to such Unit in the hands of subsequent holders thereof.

          "Partners" shall mean collectively the General Partners and the Limited Partners and reference to a "Partner" shall be to any one of the Partners.

          "Partnership" shall mean the limited partnership created under this Agreement.

          "Partnership Act" shall mean the Delaware Revised
Uniform Limited Partnership Act as in effect on the date hereof and as amended from time to time.

          "Partnership Asset Management Fee" shall refer to the fee payable to the Administrative General Partner under the provisions of Section 9.4 hereof.

          "Properties" shall refer to all properties or any interest therein acquired directly or indirectly by the Partnership, in whole or in part, with Net Proceeds. Reference to "Property" shall be to any one of them.

          "Property Evaluation Fee" shall mean the fee payable to the Investment General Partner or its Affiliates under the provisions of Section 9.3.

          "Property Management Fee" shall mean the fee which may be payable to an Affiliate of the Investment General Partner pursuant to Section 9.5.

          "Prospectus" shall mean the final prospectus relating to the registration of the Units as filed with the Securities and Exchange Commission pursuant to Section 424(b) of the Securities Act of 1933, as such Prospectus may subsequently be supplemented.

          "Qualified Plans" shall mean qualified pension, profit-sharing and other employee retirement benefit plans (including
Keogh [H.R.10] Plans) and trusts, bank commingled trust funds for such plans and IRAs.

          "Sale or Disposition" shall mean any of the following
Partnership transactions: sales, exchanges, or other dispositions of real or personal property, condemnations or any recovery or damage awards and insurance proceeds (other than business or rental interruption insurance proceeds).

          "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or any person who will manage or participate in the management of the Partnership and any Affiliate of such person, but does not include (i) any person whose only relationship with the Partnership or a General Partner is that of an independent asset manager whose only compensation from the Partnership is as such, and (ii) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation from the Partnership is for professional services rendered in connection with the offering of Units or the operations of the Partnership.

          "Subordinated Incentive Fee" shall mean the fee which may be payable to the Investment General Partner or its Affiliates under the provisions of Section 9.7.

          "Substantially all of the Assets" shall mean, unless the context otherwise dictates, Properties representing 66-2/3% or more of the net book value of Partnership assets as of the end of the most recently completed fiscal quarter.

          "Successor Associate General Partner" shall mean
Integrated or anyone designated as such by Integrated pursuant to this Agreement.

          "Taxable Limited Partner" shall mean (a) a Limited Partner who purchases Units from the Partnership during the offering period and who at the time of such purchase is not a Tax-Exempt Limited Partner and (b) each subsequent transferee of any Units from a person described in (a) above.

          "Tax-Exempt Limited Partner" shall mean (a) a Limited Partner who purchases Units from the Partnership during the offering period and who at the time of such purchase is (i) a Qualified Plan, (ii) an organization (other than a co-operative described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 (Normal Taxes and Sur-taxes) of the Code, or
(iii) a foreign person or entity, unless more than 50% of the gross income derived by the foreign person or entity from the Partnership is subject to U.S. income tax, and (b) each subsequent transferee of any Units from a person described in (a) above.

          "Terminating Sale or Disposition" shall mean the earlier to occur of (i) the Sale or Disposition of the Partnership's last three Properties commencing with the first such sale or (ii) the Sale or Disposition of a Partnership Property which causes the aggregate acquisition cost of all Partnership Properties which have been sold or disposed of to exceed 66-2/3% of the aggregate original acquisition cost of all Partnership Properties.

          "Underwriter" shall mean Integrated Resources
Marketing, Inc., the underwriter for the public offering of Units.

          "Unit" shall mean a unit of limited partnership interest representing an Original contribution of $250. A Unit shall entitle the holder thereof to an interest in Net Income, Net Loss and Distributions of the Partnership as specified in
Article 11 without regard to capital accounts.

3.   PURPOSE AND RESERVES

     3.1 Purpose. The primary purpose of the Partnership is to invest in, hold, manage, sell, dispose of and otherwise act with respect to existing or to-be-constructed office buildings, shopping centers and other commercial and industrial properties and possibly residential properties. The Partnership may, in some cases, take title to the improvements and lease the land with respect to the above-described Properties. The Partnership may enter into ventures, partnerships and other business arrangements with respect to real estate deemed prudent by the General Partners in order to achieve successful operations for the Partnership; provided, however, that such arrangements are subject to the provisions of Sections 15.4.4 and 15.4.5.

     3.2 Reserves. The Partnership shall initially maintain cash reserves for major repairs, replacements, capital improvements, contingencies and accruals required for insurance, real estate taxes and related items in an amount equal to 2% of the Gross Proceeds. The General Partners may increase or decrease reserves as they deem necessary for the proper operation of the business of the Partnership. Any cash reserve used need not be restored and if restored, shall be restored from cash generated from operations, from borrowings or from Sales or Dispositions of Properties. In any fiscal quarter after the Partnership is fully invested in Properties and operating income and expense levels have been ascertained, but in no event earlier than one year following the Final Closing Date, the General Partners may determine that reserves of the Partnership are in excess of the amount deemed sufficient in connection with the Partnership's operations and such reserves may be reduced, but in no event to less than 1% of the Gross Proceeds, and the amount of such reduction for a particular quarter shall be allocated and distributed either (i) in the same manner as Adjusted Cash From Operations to the extent such reserves are attributable to cash generated from Partnership operations or (ii) as a return of Original Contributions to Limited Partners to the extent such reserves are attributable to Net Proceeds.

4.   TERM

     The Partnership commenced on November 14, 1985 and shall continue until December 31, 2015, unless previously terminated in accordance with the provisions of this Agreement.

5.   GENERAL PARTNERS

     5.1 Capital Contributions of General Partners. The Administrative General Partner, Investment General Partner and Associate General Partner have contributed $960, $20 and $20, respectively, in cash to the Partnership. At all times during the existence of the Partnership, the General Partners shall have an aggregate present and continuing interest in Net Income, Net Loss and Distributions according to the provisions of Article 11.

     5.2 Capital Accounts. A separate capital account shall be maintained for each General Partner pursuant to Section 11.11 hereof.

     5.3 Deficiencies. In the event that, immediately prior to the dissolution of the Partnership referred to in Section 19.1, the General Partners shall have a deficiency in their capital accounts as determined in accordance with tax accounting principles, then the General Partners shall contribute in cash to the capital of the Partnership in amount equal to the lesser of
(a) the deficiency in the General Partners' capital accounts or
(b) the excess of 1.01% of the total Original Contributions over the total capital contributions of the General Partners. Any deficit payment shall be borne 96% by the Administrative General Partner and 2% each by the Investment General Partner and the Associate General Partner.

6    LIMITED PARTNERS

     6.1 Authorization of Units. The Partnership is authorized to sell and issue not more than 1,500,000 Units.

     6.2 Initial Limited Partner. The initial Limited Partner has contributed the sum of $2,500 to the capital of the Partnership and has received ten Units.

     6.3 Additional Limited Partners. Each person who acquires Units in accordance with this Agreement and the Prospectus shall become a Limited Partner in the Partnership at such time as he has: (i) contributed the sum of $250 in cash for each Unit purchased, (ii) executed and filed with the Partnership a written instrument which sets forth an intention to become a Limited Partner and requests admission to the Partnership in that capacity, together with such other instruments as the Administrative General Partner may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such person of the provisions of this Agreement, and the execution, acknowledgment and delivery to the Administrative General Partner of a special power of attorney, the form, style and content of which are more fully described herein, and (iii) the Administrative General Partner accepts such person as a Limited Partner in the Partnership and causes an appropriate amendment to this Agreement and, if required by law, any separate certificate of limited partnership. All Original Contributions shall be received by the Partnership in trust, and, commencing on the effective date of the registration statement of which the Prospectus is part and continuing until the minimum proceeds are received, shall be deposited in an escrow account as set forth in the Prospectus. Upon receipt of the minimum of $2,500,000 in Original contributions from a minimum of 150 purchasers within the period specified in the Prospectus, the escrow agent shall release such funds to the Partnership. Investors shall be admitted to the Partnership as Limited Partners promptly after receipt of such minimum Original Contributions and within 15 days after release of the funds to the Partnership (as to the Initial closing Date) and on a monthly or more frequent basis thereafter. Subscriptions of Original Contributions shall be accepted or rejected by the Partnership within thirty days of their receipt; if rejected, all funds shall be returned to the investors within ten business days. The Partnership shall not issue any additional Units after the Final Closing Date.

     6.4 Capital Accounts. A separate capital account shall be maintained for each Limited Partner pursuant to Section 11.11 hereof.


7.   LIABILITY OF LIMITED PARTNERS

     7.1 General Limitation on Liability. Limited Partners shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership in excess of their contributions, and no Limited Partner shall be required to lend funds to the Partnership, to make any further contribution of capital to the Partnership or to repay to the Partnership, any partner, or any creditor of the Partnership all or any portion of any negative amount of such Limited Partner's capital account.

     7.2 Certain Liabilities of Limited Partners. Under state law, it is possible that a Limited Partner may be liable to the Partnership to the extent of previous Distribution made to him if the Partnership does not have sufficient assets to discharge its liabilities. If a court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partners.

8.   STATUS OF UNITS

          Each Unit shall be fully paid and nonassessable.

9.   COMPENSATION TO THE GENERAL PARTNERS AND THEIR AFFILIATES

     9.1  Limitations

          9.1.1 The General Partners and their Affiliates shall receive compensation from the Partnership and certain other entities only as specified by this Agreement and the Prospectus.

          9.1.2  No Acquisition Fee shall be paid by the
Partnership to any Affiliate of the Partnership, nor shall any Affiliate of the Partnership receive a fee, commission or other benefit from any person, upon any reinvestment of Cash From Sales or Financings by the Partnership.

          9.1.3 Except as set forth in this Article 9, no real estate commission, property purchase fee, finder's fee or other compensation shall be paid or payable by the Partnership to the General Partners or to any other person in connection with the acquisition of specific Properties, provided, however, in the event they exceed the limitations in this Section 9.1, the General Partners may cause Acquisition Fees to be paid to other persons, which payments will be without cost to the Partnership.

     9.2 Acquisition Fees. Subject to the limitations contained in Section 9.1, the Investment General Partner or its Affiliates shall receive Acquisition Fees in an amount equal to an aggregate of 6% of Gross Proceeds, calculated on the amount of the Net Proceeds invested in Partnership Properties purchased through the services of the Investment General Partner or its Affiliates and adjusted to include Acquisition Fees and a pro rata amount of Property Evaluation Fees, cash reserves and Organization and Offering Expenses paid by the Partnership or by the sellers of the Partnership Properties acquired, together with reimbursement for Acquisition Expenses incurred. The Acquisition Fees shall be payable at the close of escrow or, if there is no escrow, at the time legal title to such Property is transferred to the Partnership, or later if the Investment General Partner determines that it is in the best interest of the Partnership.

     9.3 Property Evaluation Fee. Subject to the limitations contained in Section 9,1, the Investment General Partner or its Affiliates shall receive from the Partnership a Property Evaluation Fee in an amount equal to 2% of Gross Proceeds as compensation for services rendered in evaluating possible Property investments which are not ultimately acquired by the Partnership. The Property Evaluation Fee shall be paid to the Investment General Partner or its Affiliates on the date which is the earlier of ten days after the Final Closing Date or the date on which all Net Proceeds are invested or committed to investment.

     9.4 Partnership Asset Management Fee. As compensation for services rendered in managing the affairs of the Partnership, the Administrative General Partner shall be entitled to receive the Partnership Asset Management Fee which shall be an amount per annum equal to .5% of Invested Assets during the first two years of operation of the Partnership and 1.05% of Invested Assets thereafter. The Partnership Asset Management Fee shall be calculated and paid quarterly when Adjusted Cash From Operations is distributed to the Limited Partners.

     9.5 Property Management Fee. An Affiliate of the Investment General Partner shall be entitled to a Property Management Fee for services in providing continuing professional property management or supervision of professional property managers of the Partnership Properties equal to the following:
(a) in the case of residential property, the maximum fee (including rent-up, leasing and re-leasing fees) shall be 3% of the annual Gross Revenues from such property; (b) in the case of industrial and commercial property other than that described in clause (c) below, the maximum fee shall be 6% of the Gross Revenues where the Affiliate of the Investment General Partner includes leasing, re-leasing and leasing related services, or 3% of the Gross Revenues where the Affiliate of the Investment General Partner does not perform such services; (c) in the case of industrial and commercial property which is not leased on a long term basis (ten or more years) the maximum fee shall be 1% of the Gross Revenues (except for a one-time initial leasing fee of 3% of the Gross Revenues on each such lease, which fee shall be payable over the first five full years of the original term of the lease); provided, however, that the fees payable hereunder shall not exceed the competitive rate charged by an independent third party rendering comparable services which could be reasonably made available to the Partnership. The Property Management Fee shall be paid monthly. For purposes of calculating the maximum Property Management Fee hereunder, fees paid to unaffiliated third parties for property management services shall be included and there shall be excluded locator services performed by unaffiliated third parties in geographical areas where such locator services are not traditionally included in property management services.

     9.6 Mortgage Placement Fee. As compensation for services rendered in securing any initial financing of a Partnership Property, the Investment General Partner or its Affiliates shall receive a Mortgage Placement Fee in an amount equal to 2.5% of all Cash From Sales or Financings attributable to such Property, which fee shall be paid by the Partnership when such Cash From Sales or Financings is received by the Partnership; provided, however, that 40% of the Mortgage Placement Fee shall be payable to the Investment General Partner or its Affiliates only after Distributions of Cash From Sales or Financings have been made to Limited Partners in an aggregate amount equal to their Original Contributions.

     9.7 Subordinated Incentive Fee. As compensation for services rendered in evaluating and selecting Properties for the Partnership, making decisions as to the nature and terms of the acquisition and disposition of such Properties, selecting, retaining and supervising consultants, contractors, architects, engineers, lenders, borrowers and others and otherwise generally managing the day-to-day property operations of the Partnership, the Investment General Partner and its Affiliates shall be entitled to receive the Subordinated Incentive Fee. The Subordinated Incentive Fee shall be an amount equal to 15% of Cash From Sales or Financings and shall be paid when such Cash From Sales or Financings is distributed; provided, however, that payment thereof shall be computed on the remainder after the Partnership has distributed to each Limited Partner an aggregate amount in cash which is equal to (i) the total of his Original Contributions and (ii) a sum equal to 10% per annum cumulative non-compounded on his Adjusted Contributions, commencing on the last day of the calendar quarter in which the Limited Partner's Original Contribution is received by the Partnership.

     9.8 Subordinated Real Estate Commission. The Partnership shall pay for real estate brokerage services to all persons involved in the sale of Partnership Properties, real estate brokerage fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the Property ("Competitive Commission"), and which shall not in the aggregate exceed 6% of the gross sales price of the Property; however, as to any Affiliate of the Investment General Partner such fees shall be paid only if such Affiliate provides a substantial amount of services in the sales effort and shall not exceed the lesser of (i) a percentage of the gross sales price of a Property equal to one-half of the Competitive Commission, or
(ii) 3% of the gross sales price of a Property. The real estate brokerage fee shall be payable upon the completion of the sale of each Property; provided, however, the payment thereof to any Affiliate of the Investment General Partner shall be made only after the Partnership has distributed to each Limited Partner an aggregate amount in cash which is equal to: (i) the total of his Original Contributions and (ii) a sum equal to 6% per annum cumulative noncompounded on his Adjusted Contributions, commencing on the last day of the calendar quarter in which the Limited Partner's Original Contribution is received by the Partnership. There is no limitation or subordination for any real estate commission paid only to non-Affiliates. If an Affiliate participates with a non-Affiliated broker, the limitations contained in this Section 9.8 shall apply to commissions paid by the Partnership only to Affiliates.

     9.9 Insurance Commissions, IRA and Keogh Plan Fees and Money Market Fees. Insurance commissions may be payable to insurance agencies affiliated with the General Partners for providing insurance brokerage services in connection with the issuance of insurance covering Partnership Properties, but only if the conditions set forth in Section 15.2.16 are satisfied. If at the request of a Limited Partner, an Affiliate of the General Partners serves as a trustee of an IRA or Keogh Plan through which Units may be acquired (any such investment decision being made by the Limited Partner), such Affiliate shall be entitled to fees from such Limited Partners for initiating and managing such IRA or Keogh Plan not in excess of amounts customarily charged by third parties rendering similar services. If funds of the Partnership are temporarily invested in bank accounts and/or money market funds sponsored by Affiliates of the General Partners, as permitted by Section 15.2.7, such Affiliates shall be entitled to receive the fees customarily charged by such banks or money market funds to unaffiliated third parties making similar investments therein.

     9.10 Payment Upon Removal. Should a General Partner be removed from the Partnership, any portion of any of the foregoing fees or any other fee or reimbursable expense pursuant to Article 10 payable under this Agreement which is then due but not yet paid, shall be paid by the Partnership to such General Partner or its Affiliates, as the case may be, in cash within 30 days of the date of removal as stated in the written notice of removal, unless such amount is included in the price for the General Partner's interest in the Partnership as determined under Section
17.4 hereof.

10.  PARTNERSHIP EXPENSES

     10.1 Reimbursement of Expenses. (a) All Partnership expenses shall be billed directly to and paid by the Partnership. The General Partners and their Affiliates may be reimbursed by the Partnership for (i) Organization and Offering Expenses, subject to the provisions of Section 10.2.3; (ii) the actual cost to the General Partners or their Affiliates of goods and materials used for or by the Partnership and obtained from unaffiliated parties and (iii) administrative services necessary to the prudent operation of the Partnership, provided that reimbursement for administrative services will be at the lesser of (A) the actual cost of such services of (B) the amount which the Partnership would be required to pay to independent parties for comparable services (for purposes of this clause, the cost of services shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or such other method of allocation acceptable to the Partnership's independent certified public accountants).

          (b) In addition, the Partnership shall pay the Administrative General Partner at the rate of $0.75 per Unit per annum based on the total Units outstanding at the end of each calendar quarter, payable 25% per calendar quarter, on account of expenses incurred by the Administrative General Partner related to the administration of the Partnership; provided, however, that such payment shall in no event be more than $200,000 per annum. The payments provided for in this Section 10.1(b) shall be nonaccountable and shall be paid to the Administrative General Partner at such time as Distributions are made to the Limited Partners of Adjusted Cash From Operations.

     10.2 Limitations on Reimbursement. The General Partners and their Affiliates shall not be reimbursed by the Partnership for the following expenses:

          10.2.1 services for which the General Partners or their Affiliates are entitled to compensation in the form of a separate fee pursuant to Article 9 hereof;

          10.2.2    rent, depreciation, utilities or other
administrative items generally constituting overhead;

          10.2.3 Organization and Offering Expenses in excess of 3% of the Gross Proceeds;

          10.2.4 salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any controlling person of the General Partners or their Affiliates; for purposes of this subparagraph, "controlling person" shall mean: (a) any person, regardless of title, who performs executive or senior management functions for the General Partners or their Affiliates similar to those of executive management or senior management; (b) directors; (c) persons holding 5% or more equity interest in the General Partners or their Affiliates; or
(d) persons having the power to direct or cause the direction of the General Partners or their Affiliates through ownership of voting securities, by contract or otherwise (it is not intended that every person who carries a title such as vice president, senior vice president, secretary or treasurer be considered a controlling person); or

          10.2.5 underwriting or selling commissions paid by Integrated or its Affiliates except as provided in Section 11.9.

     10.3  Partnership Obligations.  Subject to Sections 10.1 and
10.2, the Partnership shall pay all expenses of the Partnership
(which expenses shall be billed directly to the Partnership) which may include, but are not limited to:

          10.3.1    all costs of personnel employed by the
Partnership, the General Partners or their Affiliates and involved in the business of the Partnership;

          10.3.2    all costs of borrowed money, taxes and
assessments on Partnership Properties and other taxes applicable to the Partnership;

          10.3.3 legal, audit, accounting, brokerage and other fees;

          10.3.4 printing, engraving and other expenses and taxes incurred in connection with the issuance, distributions, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership;

          10.3.5 fees and expenses paid to independent contractors, appraisers, mortgage bankers, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, insurance brokers and other agents (provided, however, that this subsection shall not be interpreted to permit the Partnership to pay underwriting or sales commissions with respect to sale of the Units);

          10.3.6 expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing, refinancing and operation of Partnership Properties, including the costs and expenses of foreclosures, insurance premiums, real estate brokerage, leasing commissions and of maintenance of any such property, and any tax or assessment thereon;

          10.3.7    the cost of insurance as required in
connection with the business of the Partnership;

          10.3.8 expenses of organizing, revising, amending, converting, modifying or terminating the Partnership;

          10.3.9 the cost of preparation and dissemination of information and documentation relating to potential Sales or Dispositions of Partnership Properties;

          10.3.10 expenses in connection with Distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, Limited Partners and obtained from outside parties, including reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith;

          10.3.11 expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investor, tax reporting, federal securities law or other purposes, of which reports the Administrative General Partner deems the furnishing thereof to Limited Partners to be in the best interests of the Partnership;

          10.3.12 the cost incurred in connection with any litigation in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency of the Partnership, including legal and accounting fees incurred in connection therewith;

          10.3.13 computer services including the cost of any computer equipment or services used for or by the Partnership, including establishment and maintenance of investment records and processing of accounting records related to the Partnership;

          10.3.14 the cost of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; and

          10.3.15 supervision and expenses of professionals retained by the Partnership in connection with any of the foregoing, including, without limitation, attorneys, accountants and appraisers.

11.  ALLOCATION OF INCOME AND LOSS AND DISTRIBUTIONS

     11.1  Apportionment.

          11.1.1 Apportionment of Net Income, Net Loss and Distributions. That portion of Net Income, Net Loss and Distributions of the Partnership allocated to Limited Partners as a group with respect to any calendar quarter shall be apportioned among the Limited Partners in the ratio in which the number of Units owned by each of them on the first day of such quarter bears to the total number of Units owned by all of them as of that date, without regard to capital accounts or the number of days during such quarter in which a person was a Limited Partner. Notwithstanding the foregoing, with respect to any calendar month during which any Closing Date occurs, Net Income, Net Loss and Distributions with respect to such month shall be apportioned among Limited Partners of record as of the first day of such month in proportion to the number of Units owned by each Limited Partner of record on the first day of such month, without regard to capital accounts or the number of days during such month that such person was a Limited Partner. An investor shall be deemed to be a Limited Partner of record as of the first day of a calendar month only if the admission of such investor as a Limited Partner occurs after the 15th day of the calendar month preceding such month or on or before the 15th day of the month for which the allocation is being made; provided, however, that if the Initial Closing Date occurs after the 15th day of any calendar month, each investor admitted as a Limited Partner on the Initial Closing Date shall be deemed to be a Limited Partner of record as of the 15th day of such calendar month. In the case of a proposed assignment of Units, the assignment shall be effective, and the assignee shall be deemed to be the owner of such Units, from and after the "effective date" of the assignment of such Units (as defined in Section 12.2), with the assignee being entitled to allocations of Net Income, Net Loss and Distributions only with respect to the period commencing with the effective date of the assignment. That portion of Net Income and Net Loss allocated to the General Partners shall be apportioned 96% to the Administrative General Partner and 2% each to the Investment General Partner and the Associate General Partner.

          11.1.2 Apportionment of Cash From Sales or Financings. That portion of Cash From Sales or Financings which are distributable to the Limited Partners shall be allocated among, and distributed to, Limited Partners based on the number of Units owned by each Limited Partner and the period over which such Units were owned by such Limited Partners determined in the manner provided in Section 11.1.1, for apportionment of Net Income, Net Loss and Adjusted Cash From Operations; provided, however, that to the extent Cash From Sales or Financings are required to be distributed pursuant to Sections 11.6.2 and 11.6.3 hereof in payment of the cumulative noncompounded return on the Adjusted Contributions of the Limited Partners, such distribution shall be apportioned among, and distributed to, Limited Partners to the extent of and in proportion to the unpaid return due to each of the Limited Partners.

          11.1.3 Allocations Causing Negative Capital Accounts. Notwithstanding Section 11.1.1, if the capital accounts of all Limited Partners are not equal and if any allocation of Net Loss and/or depreciation to a Limited Partner would reduce such Limited Partner's capital account balance below zero or would increase the negative balance in such Limited Partners' capital account at a time when another Limited Partner has a positive capital account balance, to the extent such allocation would cause the sum of the negative capital account balances of all Partners having negative capital accounts (determined after taking into account all prior Distributions and all prior allocations of Net Income, Net Loss, depreciation and the basis of property qualifying for any tax credit) to exceed the Partnership's "minimum gain" (as hereinafter defined), as determined at the close of the period in respect of which the Net Loss or depreciation, as the case may be, is to be allocated, such excess shall instead be allocated (a) in the case of Net Loss, pro rata to Limited Partners having positive capital account balances in proportion to their respective positive capital account balances until such capital account balances are reduced to zero, and (b) in the case of depreciation (i) first, pro rata to Taxable Limited Partners to the extent of and in proportion to their respective positive capital account balances, and (ii) thereafter, pro rata to all Limited Partners having positive capital account balances to the extent of and in proportion to their respective capital account balances; provided, however, that in no event shall there be a reallocation of any item of income, gain, loss or deduction allocated among the Partners pursuant to this Agreement for prior years.

          Notwithstanding any other provision of this Article 11, if any allocation of Net Loss and/or depreciation would cause the negative capital accounts balances of all Partners having negative capital accounts (determined after taking into account all Distributions and all tax allocations theretofore made) to exceed the Partnership's minimum gain determined at the close of the period in respect of which such Net Loss or depreciation, as the case may be, is to be allocated, then to the extent that any such allocation would cause the capital account balance of any Limited Partner to be negative (or would increase the negative balance of a Limited Partner's capital account) at a time when no other Limited Partner has a positive capital account balance, such Net Loss and/or depreciation shall instead be allocated to the General Partners.

          For purposes of determining a Limited Partner's capital account balance under this Section 11.1.3, Distributions made prior to or contemporaneous with any allocation to a Limited Partner shall be reflected in such Partner's capital account prior to making such allocation to such Partner. The term "minimum gain" shall have the meaning ascribed to such term under Treasury Regulations as proposed, reproposed or adopted (as the case may be) under Code Section 704 (currently, the excess of the outstanding principal mortgage balance over the adjusted basis of a Property securing such mortgage). For purposes of this Section 11.1.3, a Partner's capital account shall be reduced for:

          (x) allocations of Net Loss (or items thereof) and depreciation which, as of the end of each Partnership year, are reasonably expected to be allocated to such Partner pursuant to Code Section 704(e)(2), Code Section 706(d) and Treas. Reg.
Section 1.751-1(b)(2)(ii), and

          (y) Distributions that, as of the end of such year, reasonably are expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's capital account that reasonably are expected to occur during (or prior to) the Partnership taxable years in which such Distributions reasonably are expected to be made.

          For purposes of determining the amount of expected Distributions and expected capital account increases described in
(y) above: (A) the rule set forth in Treas. Reg. Section 1.704-1(b)(2)(iii)(c) concerning the presumed value of Partnership property shall apply, and (B) gross income or Net Income allocated to a Partner pursuant to Section 11.4.3 hereof shall be taken into account. For purposes of this Section 11.1.3 and
Section 11.4.3, a Partner's capital account shall be increased to the extent that such Partner is obligated to fund deficits in such Partner's capital account upon liquidation of the Partnership (or is treated as obligated to so restore such deficits pursuant to Treas. Reg. Section 1.704-1(b)(2)(ii)(c)).

     11.2 Allocation of Net Income and Net Loss and Tax-Exempt Items. Except as otherwise provided in Sections 11.1.3, 11.2.3 and 11.4.3, Net Income (other than Net Income arising from the occurrence of a Sale or Disposition of a Partnership Property), Net Loss and all items of income exempt from federal income tax shall be allocated 5% to the General Partners and 95% to the Limited Partners. Any expenditures of the Partnership which are neither deductible nor properly chargeable to its capital account under Code Section 705(a)(2)(B), or which are treated as such expenditures under Treas. Reg. Section 1.704-1(b)(2)(iv)(i), shall be allocated as follows: (a) to the extent such expenditures represent selling commissions which constitute syndication expenditures under Code Section 709 and which are paid by the Partnership, such expenditures shall be allocated to the Units in respect of which such commissions were paid, and (b) the balance of such expenditures shall be allocated among the Limited
Partners on a per Unit basis.

          11.2.1 Depreciation. Except as otherwise provided in Paragraph 11.1.3, all depreciation in each taxable year shall be allocated 5% to the General Partners and 95% to the Taxable Limited Partners, and the depreciation allocated to Taxable Limited Partners shall be allocated among them in accordance with the provisions of Section 11.1.1.

          11.2.2 Allocation of Book Items. In cases where Partnership Property is, under Treas. Reg. Section 1.704-1(b)(2)(iv), properly reflected in the capital accounts of the Partners at a fair market value that differs from the adjusted basis of such property (such difference is hereinafter referred to as the "Book Disparity"), then depreciation, amortization and gain or loss as computed for book purposes with respect to such property ("Book Depreciation," "Book Amortization," "Book Gain," and "Book Loss," respectively) will be greater or less than the depreciation, amortization or gain or loss as computed for tax purposes. The Administrative General Partner shall adopt, pursuant to Treas.
Reg. Section 1.704-1(b)(2)(iv)(g), a reasonable method of computing Book Depreciation and Book Amortization. Such Book Depreciation and Book Amortization shall be allocated among the Partners and reflected in Partners' capital accounts under Section 11.11(c) hereof, in a manner so as to eliminate to the extent possible, the Book Disparity.

          11.2.3 Mandatory Allocations. Any allocation of Net Income, Net Loss or depreciation for tax purposes which is required to be allocated among the Partners to take into account the disparity between the fair market value of a Partnership asset and its adjusted basis (e.g., allocations under Code
Section 704(c) for contributed property) shall be allocated among the Partners in accordance with the requirements of the Code and the regulations promulgated thereunder.

     11.3 General Partners' Interest. In no event shall the General Partners be allocated less than an aggregate of 1% of Net Income or Net Loss for tax purposes. For this purpose, Units held by a General Partner as a Limited Partner shall not be taken into account. To the extent that the Partnership shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income, Net Loss and Distributions granted to the General Partners, such deduction shall be allocated for federal income tax purposes to the General Partners.

     11.4 Allocation of Net Income From a Sale or Disposition. Except as otherwise provided in Sections 11.2.3, 11.3 and 11.4.3, Net Income arising from the occurrence of a Sale or Disposition of Partnership Property (other than in connection with a Terminating Sale or Disposition) shall be allocated as follows (for purposes of determining capital account balances, such Net Income shall be deemed allocated prior to making distributions of Cash From Sales or Financings arising from such Sale or Disposition):

          11.4.1 First, such Net Income, up to an amount equal to the depreciation deductions attributable to the Partnership properties that are the subject of the Sale or Disposition, shall be allocated to each Unit which has received an allocation of such depreciation in the same ratio as the amount of such depreciation previously allocated to such Unit (less Net Income, if any, in respect of such Sale or Disposition or gross income (other than gross income which has previously been taken into account under this Section 11.4.1) allocated to each such Unit pursuant to Section 11.4.3) bears to the aggregate of such depreciation deductions so allocated to all Units (less Net Income, if any, in respect of such Sale or Disposition or gross income (other than gross income which has previously been taken into account under this Section 11.4.1) allocated to all such Units pursuant to Section 11.4.3.

          11.4.2 Second, the remainder of such Net Income, if any, shall be allocated to the Partners in the following order of priority:

          (a) to the Partners to the extent of and in proportion to the amount of Cash From Sales or Financings which are to be distributed to each of them pursuant to Section 11.6 (other than pursuant to Section 11.6.1); and

          (b) The remainder of such Net Income, if any, shall be allocated to the Partners in proportion to the amount of Cash
From Sales or Financings which are to be distributed to the Partners pursuant to Section 11.6.1.

          11.4.3 Capital Account Deficiency and Qualified Income Offset. This Section 11.4.3 shall apply only if at the close of any Partnership taxable year (a) the aggregate negative capital account balances of all Partners having negative capital account balances (whether caused by distributions or by allocations of depreciation, Net Loss, Book Depreciation, Book Amortization, Book Loss or items thereof) ("Negative Balances") exceed (b) minimum gain, if any, as defined in Section 11.1.3 (the excess of clause (a) over clause (b) hereinafter is referred to as "Capital Account Deficiency"). Notwithstanding the provisions of Section 11.4.1 and 11.4.2 hereof, an amount of Net Income arising from a Sale or Disposition of a Partnership Property equal to the Capital Account Deficiency shall first be allocated to each Partner having a Negative Balance in the proportion in which such Partner's Negative Balance bears to the aggregate Negative Balances of all Partners ("Negative Balance Ratio"). In the event that the foregoing allocation would be insufficient to eliminate the Capital Account Deficiency, an amount of gross income (as defined in Section 61 of the Code) of the Partnership necessary to eliminate the Capital Account Deficiency shall be allocated to each Partner with a Negative Balance in proportion to the Partner's Negative Balance Ratio. Any allocation under this Section 11.4.3 shall, to the extent possible, be made at a time no later than the time at which the Capital Account Deficiency arises; provided, however, that in no event shall there be a reallocation of any item of income, gain, loss, or deduction allocated among the Partners for prior years pursuant to this Agreement.

          11.4.4    Termination Rules.  In connection with a
Terminating Sale or Disposition, Net Income shall be allocated as follows:

          (a) first, to Partners having negative capital account balances, in proportion to and to the extent of their respective negative capital account balances;

          (b) second, 95% to the Limited Partners and 5% to the General Partners until the capital account balance of each Limited Partner (determined after making the allocation described in Section 11.4.4(a) but before distributing the proceeds from such sale) shall equal his Original Contribution. In the event the Net Income to be allocated to Limited Partners pursuant to this Section 11.4.4(b) shall be insufficient to bring the capital account balance of each Limited Partner to whom such allocation is required to said balance, then such Net Income shall be allocated first to Limited Partners having the smallest capital accounts per Unit so as to equalize, to the extent possible, the capital accounts per Unit of all Limited Partners;

          (c) third, 95% to the Limited Partners and 5% to the General Partners until the capital account balance of each Partner (determined after making the allocations described in Sections 11.4.4(a) and (b) but before distributing the proceeds from such sale) shall equal the amount which would have been distributed to such Partner in respect of such Terminating Sale or Disposition had the proceeds from such sale been distributed pursuant to the provisions of Sections 11.6.1 and 11.6.2;

          (d) fourth, 95% to the Limited Partners and 5% to the General Partners, until the capital account balance of each Partner shall equal the amount which would have been distributed to such Partner had the proceeds from such sale been distributed pursuant to the provisions of Sections 11.6.1, 11.6.2 and 11.6.3; and

          (e) the remainder of such Net Income, if any, shall be allocated to the Partners in the ratios provided for in Section
11.6.4. The portion of the Net Income under this Section 11.4.4(e) which is allocated to the Limited Partners as a group shall, to the extent of any unpaid cumulative noncompounded return of the Limited Partners under Sections 11.6.2 and 11.6.3, first be allocated among the Limited Partners in proportion to such unpaid return due each Limited Partner.

          11.4.5 Income Characterization. Such portion of the Net Income allocated pursuant to Section 11.4 which is treated as ordinary income attributable to the recapture of depreciation shall to the extent possible be allocated among the Partners in the proportion which (i) the amount of depreciation previously allocated to each Partner relating to the property which is the subject of the Sale or Disposition bears to (ii) the total of such depreciation allocated to all Partners. This Section 11.4.5 shall not alter the amount of allocations among the Partners pursuant to Section 11.4, but merely the character of gain so allocated. For purposes of determining the amount of depreciation previously allocated to a Limited Partner, the depreciation previously allocated to any prior owner of such Limited Partner's Units shall be deemed to have been allocated to such Limited Partner.

     11.5  Distribution of Adjusted Cash From Operations.
Adjusted Cash From Operations shall be allocated at the close of each calendar quarter and distributed approximately 45 to 60 days after the close of such calendar quarter, 5% to the General
Partners and 95% to the Limited Partners.

     11.6 Distributions of Cash From Sales or Financings. Cash From Sales or Financings shall be distributed as soon as is practicable after the end of each calendar quarter. Cash From Sales or Financings (other than pursuant to Section 11.7) shall be distributed in the following order of priority:

          11.6.1 first, 95% to the Limited Partners and 5% to the General Partners, until each Limited Partner has received aggregate Distributions pursuant to this Section 11.6.1 equal to his Original Contributions;

          11.6.2 second, after payment of the subordinated portion of the Mortgage Placement Fee, 95% to the Limited Partners and 5% to the General Partners until each Limited Partner has received an amount which, when added to all prior Distributions to such Limited Partners (other than pursuant to Section 11.6.1) shall be equal to 6% per annum cumulative noncompounded on his Adjusted Contributions, commencing on the last day of the calendar quarter in which the Limited Partner's Original Contribution is received by the Partnership;

          11.6.3 third, after payment of the Subordinated Real Estate Commission, 95% to the Limited Partner and 5% to the General Partners, until each Limited Partner has received an amount which, when added to all prior Distributions to such Limited Partner (other than pursuant to Section 11.6.1), equals 10% per annum cumulative noncompounded on his Adjusted Contributions, commencing on the last day of the calendar quarter in which the Limited Partner's Original Contribution is received by the Partnership; and

          11.6.4    fourth, after payment of the Subordinated
Incentive Fee, 95% to the Limited Partners and 5% to the General
Partners.

     11.7 Distributions on Termination. In connection with a Terminating Sale or Disposition, Cash From Sales or Financings and any remaining working capital reserves shall be allocated among, and distributed to, the Partners first in proportion to, and to the extent of, their positive capital accounts after the Net Income from any Terminating Sale or Disposition has been allocated pursuant to Section 11.4.4 hereof. Distributions pursuant to this Section 11.7 shall be deemed to have been made in satisfaction of the Distributions required by Section 11.6 (in the case of non-terminating Sales or Dispositions) in the order of priority described therein.

     11.8 Restrictions. The Partnership may be restricted from making Distributions under the terms of notes, mortgages or other types of debt obligations which it may issue or assume in conjunction with borrowed funds. In addition, Distributions are subject to the payment of Partnership expenses and to the maintenance of sufficient reserves for alterations, repairs, improvements, maintenance and replacement of furniture and fixtures. Distributions may also be restricted or suspended in circumstances when the General Partners determine, in their absolute discretion, that such action is in the best interests of the Partnership.

     11.9 Unutilized Net Proceeds. In the event that any portion of the Net Proceeds are not invested or committed for investment within 24 months from the effective date of the registration statement of which the Prospectus is part (except for any amount set aside for operating expenses or reserves and an amount equal to the underwriting and selling commissions paid in respect of such uninvested or uncommitted Net Proceeds, which amount shall be payable to the Sponsor), such portion of the Net Proceeds (without reduction for Acquisition Fees, Acquisition expenses or Property Evaluation Fees which would have been payable if such funds had been invested in real property) shall be distributed to the Limited Partners as a return of capital. For the purposes of this Section 11.9, funds will be deemed to have been committed to investment and will not be returned to the extent written agreements in principle or letters of understanding were at any time executed, regardless of whether any such investment is consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Property, regardless of whether any such payment is made.

     11.10 Distributions Subject to Payments. All distributions are subject to the payment of Partnership expenses, and to the maintenance of reasonable reserves for alterations, repairs, improvements, maintenance and replacement of furniture and fixtures.

     11.11 Capital Accounts. (a) A separate capital account shall be maintained for each Partner. Each Partner's capital account shall be increased by (1) the amount of money contributed by such Partner to the capital of the Partnership; (2) such Partner's share of Partnership gross income or Net Income and any income or gain that is exempt from federal income taxation; and
(3) such Partner's share of the increase in the basis of the Partnership's property, if any, arising out of the recapture of the investment tax credit. Each Partner's capital account shall be decreased by (i) the amount of money distributed to such Partner by the Partnership; (ii) such Partner's share of Net Loss or depreciation for tax purposes; (iii) such Partner's share of the decrease in basis of the Partnership's property under Code
Section 48(q) arising from the allowance of the investment tax credit; and (iv) such Partner's share of expenditures of the Partnership which are neither deductible nor properly chargeable to capital accounts under Code Section 705(a)(2)(B) or are treated as such expenditures under Treas. Reg. Section 1.704-1(b)(2)(iv)(i).

          (b) A Partner who has more than one interest in the Partnership shall have a single capital account that reflects all such interests, regardless of the class of interests owned by such Partner (e.g., general or limited) and regardless of the time or manner in which such interests were required.

          (c) In the event that property (other than cash) is contributed (or deemed contributed pursuant to the provisions of Code Section 708) by a Partner to the Partnership, the computation of capital accounts, as set forth in this Section
11.11, shall be adjusted as follows:

               (i) the contributing Partner's capital account shall be increased by the fair market value of the property contributed to the Partnership by such Partner (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code
Section 752); and

               (ii) as required by Treas. Reg. Sections 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i), if any Partner's capital account reflects a fair market value of property which differs from such property's adjusted basis, each Partner's capital account shall be adjusted to take account of the amount of Book Gain, Book Loss (other than Book Loss attributable to expenditures of the Partnership described in Section 11.11(a)(iv)), Book Depreciation and Book Amortization allocated to such Partner pursuant to Section 11.2.2 hereof and shall not take into account the Net Income, Net Loss and depreciation for tax purposes allocated to such Partner pursuant to this Article 11.

          (d) In the event that property is distributed (or deemed distributed pursuant to the provisions of Code Section
708) by the Partnership to a Partner, the following special rules shall apply:

               (i) the capital accounts of the Partners first shall be adjusted (as provided in Treas. Reg. Sections 1.704-1(b)(2)(iv)(e)) to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not already been reflected in the Partners' capital account) would be allocated to the Partners if there were a taxable disposition of such property for its fair market value on the date of distribution; and

               (ii) the capital account of the Partner who is receiving the distribution of property from the Partnership shall be charged with the fair market value of the property at the time of distribution (net of liabilities secured by such property that such Partner is considered to assume or take subject to under Code Section 752).

          (e) The foregoing provisions are intended to satisfy the capital account maintenance requirements of Treas. Reg.
Section 1.704-1(b)(2)(iv) and such provisions shall be modified to the extent required by such Section or any successor provision thereto.

     11.12 Distributions for Taxes. The Administrative General Partner shall also distribute after the completion of each calendar year such amounts of Cash From Sales or Financings (when considered with prior Distributions of Adjusted Cash from Operations) sufficient to allow a Limited Partner in a 25% federal income tax bracket to pay the income taxes due with respect to Net Income derived by him from the Sale or Disposition giving rise to such tax liability.

12.  ASSIGNMENT OF UNITS

     12.1 Procedures. Subject to Sections 12.3 and 12.4, Limited Partners shall have the right to assign ten or more whole Units, provided, however, unless prohibited by any applicable state securities laws, four Units may be acquired or retained by an IRA or Keogh Plan, and provided further that a Limited Partner must assign all of his Units if he would otherwise retain less than ten Units or four Units in the case of an IRA or Keogh Plan. Such assignment shall be made by a written instrument, the terms of which are not in contravention of any of the provisions of this Agreement, which instrument shall be duly executed by the assignor of such Units; provided, however, that no proposed assignment of a Unit shall be effective for any purpose until the "effective date" (as defined in Section 12.2) of such assignment shall have occurred. A Limited Partner shall, within thirty days after assignment, notify the Administrative Partner of such proposed assignment of a beneficial interest in any Units which occurs without a transfer of record ownership.

     12.2  Treatment of Assignor and Assignee; Effective Date.
An assignee shall be entitled to receive allocations of Net Income, Net Loss and Distributions from the Partnership attributable to Units assigned from and after the "effective date" of the assignment of such Units. The Partnership and the Administrative General Partner shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Limited Partners hereunder which are made in good faith to such assignor until such "effective date" has passed. The "effective date" of an assignment on which the assignee shall be deemed an assignee of record shall be the first day of the calendar quarter following the later of (a) the date set forth on the written instrument of assignment or (b) the date on which the Partnership has actual notice of the proposed assignment of Units.

     12.3 Restrictions. Except as provided in this Section 12.3, no assignment of Units by a Limited Partner may be made if
(a) the Units sought to be assigned, when added to the total of all other Units assigned within the period of twelve consecutive months prior to the proposed date of assignment would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under the Code, or (b) if in the opinion of counsel for the Partnership, such assignment would be in violation of any applicable federal or state securities laws (including any investor suitability standard). However, with respect to clause (a), such assignment may be made if upon the application and at the expense of the Limited Partner desiring to assign his Units, there shall have been granted to the transferring Limited Partner and the Partnership a private ruling by the Internal Revenue Service that the proposed assignment would not cause a termination.

     12.4 Ineffective Transfers. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 12 shall be void and deemed ineffectual, and shall not bind or be recognized by the Partnership.

13.  SUBSTITUTED LIMITED PARTNERS

     13.1 Requirements. Notwithstanding Article 12, no assignee shall have the right to become a substituted Limited Partner in place of his assignor unless all of the following conditions are first satisfied:

          13.1.1 the provisions of Article 12 are complied with;

          13.1.2 the instrument of assignment sets forth the intention of the assignor that the assignee succeed to the assignor's interest as a substituted Limited Partner in his place;

          13.1.3 the assignor and assignee shall have executed and acknowledged such other instruments as the Administrative General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of the provisions of this Agreement, as the same may be amended, and his execution, acknowledgment and delivery to the Administrative General Partner of a special power of attorney, the form and content of which are described herein; and

          13.1.4    a transfer fee sufficient to cover all
reasonable expenses connected with such substitution (not to exceed $100) shall have been paid to the Partnership.

     13.2 Consent. By executing or adopting this Agreement, each Limited Partner hereby consents to the admission of additional or substituted Limited Partners by the Administrative
General Partner and to an assignee of Units becoming a substituted Limited Partner in accordance with the foregoing.

     13.3 Amendments. The Administrative General Partner shall cause this Agreement and, if required by the Partnership Act or any other applicable law, any separate certificate of limited partnership, to be amended to reflect the admission and/or substitution of Limited Partners at least once in each calendar month, but not later than thirty days after the effective date of the assignment of a Unit.

     13.4 Special Exercise of the Rights of a Limited Partner. If a Limited Partner dies, his executor, administrator or trustee, or if he is adjudicated incompetent, his committee, guardian or conservator, or if he is adjudicated bankrupt, the trustee or receiver of his estate, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the decedent, incompetent or bankrupt possessed to assign all or any part of his Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substituted Limited Partner. The death, dissolution or bankruptcy of a Limited Partner shall not dissolve the Partnership.

14.  BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

     14.1 Location of Records. The Partnership's books and records, this Agreement and any amendment hereto or restatement thereof, any separate certificate of limited partnership and any amendment thereto or restatement thereof, and copies of each appraisal of a Property shall be maintained at the principal offices of the Partnership or such other place as the Administrative General Partner may determine and shall be open to inspection, examination and copying by Limited Partners or their duly authorized representatives at all reasonable times. A reasonable charge for copying may be charged by the Partnership. The Limited Partners shall not receive copies of this Agreement and any amendment hereto or restatement thereof, the certificate of limited partnership and any amendment thereto or restatement thereof or a current list of all Partners in the Partnership unless they request in writing a copy from the Administrative General Partner and pay any necessary duplication fee. Each appraisal of a Property shall be maintained by the Partnership and available for such inspection and examination for a period of at least five years following the date of acquisition of the Property.

     14.2 Annual Reports. The Administrative General Partner shall have prepared at least annually (a) financial statements (balance sheet, statement of income or loss, partners' equity and changes in financial position) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm; (b) a statement of cash flow; (c) Partnership information necessary in the preparation of the Limited Partners' federal income tax returns; (d) a report of the business of the Partnership; (e) a statement as to the compensation received by the General Partners and their Affiliates during the year from the Partnership, which statement shall set forth the services rendered or to be rendered by the General Partners and their Affiliates and the amount of fees received, and a report identifying Distributions from: (i) Adjusted Cash From Operations of that year and/or prior years;
(ii) Cash From Sales or Financings; and (iii) cash from working capital reserve accounts and other sources, together with a breakdown of all costs reimbursed to the General Partners and Affiliates from the Partnership. Within the scope of the annual audit, the independent certified public accountants must verify the allocation of such costs to the Partnership. The method of verification shall be in accordance with generally accepted auditing standards and shall include such tests of the accounting records and such other auditing procedures which the independent certified public accountants consider appropriate in the circumstances. Copies of the annual report shall be distributed to each Limited Partner within 120 days after the close of each taxable year of the Partnership; provided, however, all Partnership information necessary in the preparation of the Limited Partners' federal income tax returns shall be distributed to each Limited Partner not later than 75 days subsequent to December 31 of each year.

     14.3 Quarterly Report. The Administrative General Partner shall prepare commencing with the first fiscal quarter in which the effective date of the registration statement of which the Prospectus is a part occurs, quarterly reports covering each of the first three quarterly fiscal year periods of Partnership operations in each fiscal year, unaudited financial statements (balance sheet, statement of income or loss for such quarterly period and statement of Adjusted Cash From Operations for such quarterly period), a statement as to the compensation received by the General Partners and their Affiliates during such quarter from the Partnership (which statement shall set forth the services rendered or to be rendered by the General Partners and their Affiliates and the amount of fees received) and a statement of other pertinent information regarding the Partnership and its activities during the quarterly period covered by the report. At such time as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the Partnership may make the reports required by this Section on such Forms 10-Q. Copies of such statements and other pertinent information shall be distributed to each Limited Partner within 60 days after the close of the quarterly period covered by the report of the Partnership.

     14.4 Report on Acquisitions. Within 60 days after the end of each quarter in which Properties are acquired until the Net Proceeds shall be fully invested, the Administrative General Partner shall cause to be prepared and distributed a report which shall describe: (i) the location and a description of the general character of all materially important Properties acquired or presently intended to be acquired by the Partnership during the quarter; (ii) the present or proposed use of such Properties and their suitability and adequacy for such use; (iii) the terms of any material lease affecting the Property; (iv) a statement that title insurance and any required construction and performance bonds or other assurances with respect to builders have been or will be obtained on all Properties acquired; and (v) such other relevant information with respect to the acquisition of such Properties as the General Partners deem appropriate (including by way of illustration the date and Appraised Value of the real property, and the amount of Net Proceeds remaining uncommitted, in terms of dollars and percentage of Gross Proceeds).

     14.5 ERISA Report. To enable Limited Partners subject to annual reporting requirements under ERISA to file such annual reports as they relate to an investment in the Partnership, within 75 days after the close of the Partnership's fiscal year, the Administrative General Partner shall furnish Limited Partners with appraisals or good faith estimates of fair market value of the Partnership's assets.

     14.6  Information Returns.  The Administrative General
Partner shall cause information returns for the Partnership to be prepared and timely filed with the appropriate authorities.

     14.7 Miscellaneous Reports. The Administrative General Partner shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. A Limited Partner shall be provided with a copy of any such report upon request without expense to him.

     14.8 Records on Suitability. The Administrative General Partner shall maintain for a period of at least four years a record of the information obtained to indicate that a Limited Partner meets the suitability standards set forth in the Prospectus.

15.  RIGHTS, AUTHORITY, POWERS, RESPONSIBILITIES AND DUTIES OF
     THE GENERAL PARTNERS

     15.1  Services of the General Partners.  The General
Partners shall only be responsible for the following services to the Partnership:

          15.1.1    supervising the organization of the
Partnership and the offering and sale of Units;

          15.1.2 arranging for (a) the identification of suitable investments for the Partnership; (b) a review of the significant factors in deciding whether to make a particular investment; and (c) the making of such final investment decision;

          15.1.3 supervising Partnership management, which includes: (a) establishing policies for the operation of the Partnership; (b) causing the Partnership's agents or employees to arrange for the provision of services necessary to the operation of the Partnership (including any necessary property management, accounting and legal services and services relating to Distributions by the Partnership); (c) when necessary or appropriate, approving actions to be taken by the Partnership;
(d) providing advice, consultation, analysis and supervision with respect to the Partnership acquiring, managing and disposing of Properties (including compliance with federal, state and local regulatory requirements and procedures); (e) executing documents on behalf of the Partnership and (f) making all decisions as to accounting matters; and

          15.1.4 approving the terms of Sales or Dispositions, including establishing the terms for and arranging any such transaction.

     15.2 Powers of the General Partners. The conduct of the Partnership's business shall be controlled solely by the General Partners in accordance with this Agreement. The Investment General Partner shall be responsible for the selection, evaluation, negotiation and disposition of Partnership Properties and for the management of and all other matters relating to such Properties. The Administrative General Partner shall be responsible for all administrative functions of the Partnership, including the following: (a) structuring the offering of Units and preparing the Prospectus, including all track records for affiliated programs that appear therein; (b) preparing or coordinating due diligence information requested by broker-dealers participating, or considering participating, in the offering; (c) reviewing and accepting subscriptions; (d) investing the Net Proceeds in temporary investments; (e) coordinating Partnership accounting matters; (f) establishing and maintaining banking relationships for the Partnership; (g) making all Partnership Distributions to Limited Partners; (h) preparing, reviewing and distributing all investor communications and tax reports; (i) preparing and filing all reports and other information required by law, including those required by securities, tax and other governmental agencies such as annual, quarterly and monthly reports to the Securities and Exchange Commission; (j) reviewing and approving all transfers of Units; and (k) making decisions about the liquidation of the Partnership. Provided that neither the Administrative General Partner nor the Investment General Partner has been removed from the Partnership, adjudicated a bankrupt, become insolvent, dissolved or ceased to exist, the Associate General Partner shall not participate in or exercise control over the affairs of the Partnership. The General Partners shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Partnership business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

          15.2.1 to offer and sel Units in the Partnership to the public directly or through any licensed Affiliate of the General Partners and to employ personnel, agents and dealers for such purpose;

          15.2.2 to invest the Net Proceeds temporarily prior to investment in Properties in short-term, highly liquid investments where there is appropriate safety of principal, including in bank accounts and money market funds sponsored by Affiliates of the General Partners;

          15.2.3    to allow Integrated to act as the
Partnership's agent in investing in short-term investments;

          15.2.4 to acquire, improve, hold and dispose of real property, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such properties, at such price, rental or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon terms as the Investment General Partner deems, in its sole discretion, to be in the best interests of the Partnership;

          15.2.5 to borrow money and, if security is required therefor, to mortgage or subject any Partnership investment to any other security device, to obtain replacements of any mortgage or other security device and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the General Partners, in their sole discretion, deem to be in the best interests of the Partnership, subject to the provisions of this Agreement;

          15.2.6 to employ persons in the operation and management of the business of the Partnership including, but not limited to, supervisory managing agents, building management agents, insurance, real estate and loan brokers, agents, employees, managers, accountants, attorneys, consultants and others, on such terms and for such compensation as the General Partners shall determine, provided that the General Partners and their Affiliates shall only receive compensation and reimbursement as provided in Articles 9 and 10 and provided further that any such agreement shall be terminated immediately upon dissolution of the Partnership under Section 19.1;

          15.2.7    to open bank accounts and deposit and
maintain funds in the name of the Partnership in banks or savings and loan associations, including banks or savings and loan associations affiliated with the General Partners;

          15.2.8 to deposit escrows held on behalf of the Partnership with banks with whom Affiliates have written or informal requirements which provide that such Affiliates maintain certain deposits as "compensating balances," as a result of which such escrow funds are applied for accounting purposes to satisfy requirements;

          15.2.9 to allow the Partnership to borrow money from a General Partner or its Affiliates, including Integrated, on a short-term basis, at any time and from time to time, and in connection therewith to pay interest and other financing charges or fees which shall not exceed the interest and other financing charges or fees which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality as the Property if the loan is made in connection with a particular Property; no prepayment charge or penalty shall be required by the Sponsor on a loan to the Partnership secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on the Property, except to the extent such pre-payment charge or penalty is attributable to the underlying encumbrance;

          15.2.10 to prepare or cause to be prepared reports, statements and other relevant information for distribution to the Limited Partners, including annual and quarterly reports;

          15.2.11 to require in all Partnership obligations that the General Partners shall not have any personal liability thereon but that the person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction, and in the event that any such obligation has personal liability, the Administrative General Partner may require its satisfaction prior to contracts without such personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Partnership obligations are satisfied in accordance with prudent business practices as to time and manner of payment;

          15.2.12 to purchase Property in its own name or in the name of a nominee, a trust or a corporate "nominee" or otherwise and hold title thereto temporarily for the purpose of facilitating the acquisition of such Property for the Partnership, or completion of construction of the Property, or any other purpose related to the business of the Partnership; provided that such Property is purchased by the Partnership for a purchase price no greater than the cost of such Property to the General Partner, except for compensation in accordance with
Article 9 of this Agreement; and further provided that there is no benefit arising out of such transaction to the General Partner apart from the compensation otherwise permitted by this Agreement;

          15.2.13 to cause the Partnership to make or revoke any of the elections permitted by the Code;

          15.2.14 to select as its accounting year a calendar year or such fiscal year as approved by the Internal Revenue
Service;

          15.2.15   to determine the appropriate accounting
method or methods to be used by the Partnership in maintaining its books and records;

          15.2.16 to purchase insurance brokerage services from an Affiliate in connection with obtaining insurance on any property held by the Partnership, but only if (a) the cost of providing such service, including the cost of the insurance, is no greater than the lowest quotation obtained from two unaffiliated insurance agencies, and the coverage and terms are likewise comparable; and (b) the Affiliate is independently engaged in the business of providing such services to persons other than Affiliates and at least 75% of its insurance brokerage service gross revenue is derived from persons other than Affiliates;

          15.2.17 to assure any person dealing with the Partnership, the Administrative General Partner or the Investment General Partner that he may rely upon a certificate signed by the Administrative General Partner or the Investment General Partner as authority with respect to: (a) the identity of the Administrative General Partner or the Investment General Partner or any Limited Partner; (b) the existence or nonexistence of any fact which constitutes a condition precedent to acts by the Administrative General Partner or the Investment General Partner or in any other manner germane to the affairs of the Partnership;
(c) the persons who are authorized to execute and deliver any instrument or document of the Partnership; or (d) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner;

          15.2.18 enter into leases for office or other commercial or industrial space for no more than 15% (and renewals and/or expansions by an existing Affiliated tenant for no more than an additional 5% of the space in any Property to any Affiliate of the General Partners in the normal course of such Affiliate's business on terms and conditions and at rentals no less favorable to the Partnership than those which would have been determined by arm's-length negotiations with a non-affiliated entity for comparable space in the area where the Property is located, which determination may be made on the basis of, and taking into account, the terms, conditions and rentals agreed to by other tenants of the Property;

          15.2.19 to take such steps, including making any amendment to this Agreement, as the Administrative General Partner determines is advisable or necessary in order to preserve the tax status of the Partnership as a pass-through entity for federal income tax purposes, including, without limitation, imposing restrictions on transfers of Units (provided such restrictions on transfers do not cause the Partnership's assets to be deemed to be "plan assets" with respect to investors which are Qualified Plans);

          15.2.20   in addition to any amendment otherwise
authorized herein, to be made without the consent of the Limited
Partners, to amend this Agreement from time to time,

               (a) to add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted to the General Partners or their Affiliates herein, for the benefit of the Limited Partners or to reallocate the responsibilities of the General Partners;

               (b)  to cure any ambiguity, to correct or
supplement any provision herein which may be inconsistent with law or with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

               (c) to delete from or add any provisions to this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state securities commissioner or similar such official, which addition or deletion is deemed by such commission or official to be for the benefit or protection of the Limited Partners;

               (d) to change the name of the Partnership to any lawful name which it may select;

               (e) to reflect the addition or substitution of Limited Partners or the reduction of capital accounts upon the return of capital to Partners or to reflect the admission of new General Partners (who may be admitted without the consent of the Limited Partners); and

               (f) upon notice to all Limited Partners, (i) to amend the provisions of Article 11 and any other applicable provision of this Agreement: (A) so as to revise the date upon which each Partner's distributive share of Net Income, Net Loss and Distributions of Adjusted Cash From Operations is determined and the period of time over which such distributive share relates, provided that in the opinion of the accountants or counsel to the Partnership, such amended provisions are permissible under applicable federal and/or state income tax legislation, rules or regulations enacted or promulgated thereunder, or administrative pronouncements or interpretations thereof; and (B) to the minimum extent necessary to take account of any amendment to Section 704 of the Code or the regulations thereunder or any judicial or administrative interpretation thereof; (ii) to take such steps as the Administrative General Partner determines is advisable or necessary in order to preserve the tax status of the Partnership as a pass-through entity for federal income tax purposes, including, without limitation, converting to a different form of pass-through entity; and/or
(iii) in the event that either (A) the assets of the Partnership would constitute "plan assets" for purposes of ERISA or (B) the transactions contemplated hereunder would constitute "prohibited transactions" under ERISA or the Code and an exemption for such transactions is not obtainable, or not sought by the Administrative General Partner, from the United States Department of Labor, (I) to restructure the Partnership's activities to the extent necessary to comply with any exemption in any final plan asset regulation adopted by the Department of Labor or to comply with any requirement the Department of Labor might impose as a condition to granting a prohibited transaction exemption, including, but not limited to, discontinuing sales to tax-exempt investors after a given date and/or restructuring the property management activities of the Partnership, and/or (II) to terminate the offering of Units or to compel a dissolution and termination of the Partnership; and (iv) to ensure that the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement. The General Partners are empowered to amend such provisions to the minimum extent they believe necessary in accordance with the advice of accountants and/or counsel to comply with any applicable federal or state legislation, rules, regulations, administrative pronouncements or interpretation and/or judicial interpretation thereof after the date of this Agreement. Such amendment(s) made by the General Partners in reliance upon the advice of competent accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the General Partners to the Partnership and Limited Partners, and no such amendment shall give rise to any claim or cause of action by any Limited Partner; and

          15.2.21 to execute, acknowledge and deliver any and all instruments to effectuate all of the foregoing, and to take all such action in connection therewith as the General Partners shall deem necessary or appropriate.

     15.3 Comparison With General Partnership. The General Partners shall, except as otherwise provided in this Agreement or the Partnership Act, have all the rights and powers and shall be subject to all the restrictions of a partner in a partnership without limited partners.

     15.4  Limitations.  Neither the General Partners nor any
Affiliate shall have the authority to:

          15.4.1 enter into contracts with the Partnership which would bind the Partnership after the removal, adjudication of bankruptcy or insolvency of the last remaining General Partner or continue the business with Partnership assets after the occurrence of such event;

          15.4.2 alter the primary purpose of the Partnership as set forth in Article 3;

          15.4.3 receive any rebate or give-up or participate in any reciprocal business arrangement which would enable it or an Affiliate to circumvent any of the provisions of this Agreement;

          15.4.4 cause the Partnership to invest in joint ventures with an Affiliate unless: (a) the affiliated program has investment objectives and policies comparable to those of the Partnership; (b) no duplicate property management or other fees are paid; (c) the compensation paid to the Sponsor by the Partnership and the Affiliate is substantially identical with regard to each program; (d) the Partnership has a right of first refusal to purchase the investment if the other program wishes to sell the investment; and (e) the investment of the Partnership and the Affiliates are made on substantially the same terms and conditions, although the amounts invested do not have to be comparable;

          15.4.5 cause the Partnership to invest in any program, partnership or other venture unless: (i) it is a general partnership or a joint venture; (ii) such general partnership or venture owns and operates a particular property and the Partnership alone or with any Affiliate acquires the controlling interest in such entity, (iii) the Partnership, as a result of the form of such ownership of a property, is not charged directly or indirectly, more than once for the same service; (iv) the agreement of partnership or joint venture does not authorize the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or a General Partner could not do directly because of the policies set forth in this Agreement; and (v) the General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under the terms of this Ag;

          15.4.6 cause the Partnership to exchange Units for real property;

          15.4.7 do any act in contravention of this Agreement or, except as permitted in this Agreement, which would make it impossible to carry on the ordinary business of the Partnership;

          15.4.8 confess a judgment against the Partnership in connection with any threatened or pending legal action;

          15.4.9 possess any Partnership asset or assign the rights of the Partnership in specific Partnership assets for other than a Partnership purpose;

          15.4.10 perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel's opinion) which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction;

          15.4.11 reinvest any Adjusted Cash From Operations or, after seven years from Final Closing Date, Cash From Sales or Financings or in connection with any reinvestment of Cash From Sales or Financings during such seven year period, receive any Acquisition Fee or Property Evaluation Fee;

          15.4.12 employ, or permit the employment of, the funds or assets of the Partnership in any manner except for the exclusive benefit of te Partnership;

          15.4.13 commingle the Partnership funds with those of any other person or entity except to the extent that funds are temporarily retained by property managers or mortgage servicers, that use of a zero balance or clearing account shall not constitute a commingling of Partnership funds, and except that funds of the Partnership and funds of other partnerships sponsored by the General Partners or their Affiliates may be held in an account or accounts established and maintained for the purpose of making computerized disbursements and/or short-term investments; provided, however, that Partnership funds are protected from claims of such other partnerships and/or their creditors;

          15.4.14 directly or indirectly pay or award any finder's fee, commission or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that Affiliates of the General Partners shall not be prohibited from paying the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units;

          15.4.15 operate the Partnership in such a manner as to have the Partnership classified as an "investment company" for purposes of the Investment Company Act of 1940;

          15.4.16 except as specifically provided for in this Agreement, cause the Partnership to invest in or underwrite the securities of other issuers for any purposes;

          15.4.17   cause the Partnership to invest in real
estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title;

          15.4.18 grant the General Partners or any Affiliate an exclusive right to sell or exclusive employment to sell the Partnership's investments for the Partnership;

          15.4.19 sell Substantially All of the Assets of the Partnership in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution in the ordinary course;

          15.4.20 pledge or encumber Substantially All of the Assets of the Partnership at one time, other than in connection with the acquisition or improvement of assets or the refinancing of previous obligations;

          15.4.21   except as provided in Sections 15.2.12,
15.2.18 and 15.4.4, purchase or lease real property from the Partnership or sell or lease real property to the Partnership;

          15.4.22 purchase Property for the Partnership without first having obtained an MAI Appraisal with respect to the value thereof which provides that the purchase price of such Property plus any Acquisition Fees paid with respect to such Property by any person equals or is less than the Appraised Value;

          15.4.23 make long-term secured or unsecured loans to the Partnership; as used herein, "long-term loans" shall mean indebtedness the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 25 months;

          15.4.24 subject to any restriction contained in this Agreement, cause the Partnership to finance a Partnership Property by use of a wrap-around note and mortgage ("all-inclusive" note and deed of trust) unless: (i) no General Partner nor any Affiliate thereof shall receive interest in excess of that payable to the lender on such underlying encumbrances; (ii) all payments on the underlying obligation shall be made by the Partnership or, in the alternative, payments by the Partnership on the wraparound note are made to a third party collecting agent which in turn disburses such payment, first to the holder of such underlying obligation, and thereafter to the holder of the wrap-around note; and (iii) the Partnership receives credit on its all inclusive note for payments made directly on the underlying obligations;

          15.4.25 incur any nonrecourse indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Partnership other than as a secured creditor;

          15.4.26 obtain financing in connection with the acquisition of a Property or acquire a Property subject to mortgage indebtedness or, within seven years after a Property is acquired by the Partnership, obtain initial financing with respect to such Property or, after such seven-year period has ended, obtain initial financing with respect to a Property unless the Partnership has received an opinion of counsel that such financing will not result in income derived from the Partnership's Properties constituting "unrelated business income" to Qualified Plans;

          15.4.27 invest in Properties which are non-income producing, except in amounts and upon terms which can be financed by the Partnership's Gross Proceeds or Adjusted Cash From
Operations, but in no event shall such investments exceed 10% of the Gross Proceeds;

          15.4.28 except as provided in Sections 15.2.9, 15.2.12, 15.2.18, 15.4.4, 15.4.5 and Articles 9 and 10, cause the
Partnership to enter into any transaction with any other partnership in which a General Partner or any Affiliate has an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any property to or from the Partnership, the rendering of services to or from the Partnership, or the lending of any money or other property to or from the Partnership;

          15.4.29 except as provided in Section 9.6, receive any commission or fee for the placement of mortgage loans or trust deed loans on Partnership Property or otherwise act as a finance broker on behalf of the Partnership;

          15.4.30 invest any of the Gross Proceeds in junior mortgages, deeds of trust or other similar obligations;

          15.4.31   use any of the Gross Proceeds to prepay
interest on Partnership mortgages, deeds of trust or other similar obligations; however, the Investment General Partner may cause the Partnership to pay "points" to prospective lenders as a condition to obtaining financing;

          15.4.32 cause the Partnership to enter into any contract to construct or develop Partnership Property without such contract being guaranteed at the price contracted by an adequate completion bond or other satisfactory arrangement;

          15.4.33 cause the Partnership to lend money to the General Partners or their Affiliates;

          15.4.34 cause the Partnership to incur first mortgage financing which, with level payments, would amortize such financing over a period in excess of 30 years; all such financing, including all inclusive and wraparound loans and interest-only loans, shall provide that no balloon payments may become due sooner than the earlier of: (a) ten years from the date the Partnership acquires the Property, or (b) two years beyond the anticipated holding period of the Property, provided in such case that a balloon payment shall not become due sooner than seven years from the date the Partnership acquires the Property (the foregoing restrictions shall not apply to financing representing, in the aggregate, 25% or less of the total purchase price of the Properties acquired);

          15.3.35 incur aggregate borrowing of the Partnership in excess of 80% of the aggregate value as determined by the lender as of the date of financing as to all Properties which are financed;

          15.3.36 except as provided in Article 17, admit a person as a General Partner except with the consent of the Limited Partners as provided for in this Agreement;

          15.4.37 except as permitted by Article 9, receive any insurance brokerage fee or write any insurance policy covering any Partnership Property;

          15.4.38 redeem or repurchase Units on behalf of the Partnership, except as required to prevent a prohibited transaction from occurring under ERISA or as otherwise required by law;

          15.4.39 cause the Partnership to incur that portion of liability insurance which insures the Sponsor for any liability from which such persons are prohibited from being indemnified pursuant to Article 21 of this Agreement; or

          15.4.40   cause the Partnership to enter into any
agreement with a General Partner or its Affiliates which shall not be subject to termination without penalty by either party upon not more than 60 days' written notice.

     15.5 No Personal Liability. The General Partners shall have no personal liability for the repayment of the Original Contributions of any Limited Partner or to repay the Partnership any portion or all of any negative balance in their capital accounts, except as otherwise provided in Section 5.3.

     15.6 Notice of Limitation on Liability. The General Partners shall use their best efforts, in the conduct of the Partnership's business, to put all suppliers and other persons with whom the Partnership does business on notice that the Limited Partners are not liable for Partnership obligations and all agreements to which the Partnership is a party shall include a statement to the effect that the Partnership is a limited partnership organized under the Partnership Act; but the General Partners shall not be liable to the Limited Partners for any failure to give such notice to such suppliers or other persons.

     15.7 Investment in Properties. The General Partners shall commit to Investment in Properties at least 88% of the Gross
Proceeds.

     15.8 Accounting Matters. The Administrative General Partner shall make all decisions as to accounting matters in connection with the accounting methods adopted by the Partnership in accordance with generally accepted accounting principles and procedures applied on a consistent basis and shall make all decisions with respect to tax accounting matters in accordance with tax accounting principles. The Administrative General Partner may rely on the Partnership's independent certified public accountants to determine whether such decisions are in accordance with generally accepted accounting principles.

     15.9 Tax Matters Partner. The Administrative General Partner is designated the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audit without the consent of the Limited Partners.

     15.10 Funds and Assets. The General Partners shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

     15.11 Preservation of Tax Status. The Administrative General Partner shall use its best efforts to take such actions as are necessary to preserve the Partnership's status as a partnership or other pass-through entity for tax purposes in light of any amendment to the Code or administrative or judicial interpretations thereof.

     15.12 UBI Considerations. The General Partners shall use their best efforts to operate the Partnership in such fashion as will cause the Partnership's income not to be regarded as "unrelated business income;" provided, however, that the Partnership shall not be prohibited from incurring mortgage indebtedness with respect to any Property which has been owned by the Partnership for at least five years, if the Partnership receives an opinion of counsel that such financing more likely than not will not result in income derived from the Partnership's Properties constituting "unrelated business income" to tax-exempt investors.

     15.13 Notice of Withdrawal of General Partner. Following the receipt by the Administrative General Partner of written notice of the proposed retirement or withdrawal of any General Partner, the Administrative General Partner shall promptly send written notice of such retirement or withdrawal to the Limited Partners.

     15.14 Designated Person. The Administrative General Partner shall be the "designated person" for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to maintain such lists of investors.
Integrated shall be the "designated organizer" responsible for causing the timely registration of the Partnership in accordance with the Code.

16.  RIGHTS AND POWERS OF THE LIMITED PARTNERS

     16.1 Control. Limited Partners shall take no part in or interfere in any manner with the control, conduct or operation of the Partnership and shall have no right or authority to act for or bind the Partnership.

     16.2 Voting Rights. Limited Partners shall have the right to vote only upon the following matters affecting the basic structure of the Partnership:

          16.2.1. removal of a General Partner and election of a successor General Partner in place thereof;

          16.2.2    subject to and in accordance with the
provisions of Article 17 and Section 19.1.1, election of successor or additional General Partners and continuation of the business of the Partnership;

          16.2.3    termination and dissolution of the
Partnership pursuant to Article 19;

          16.2.4 amendment to this Agreement, provided such amendment is not for any of the purposes set forth in Sections
15.2.19 or 15.2.20;

          16.2.5 sale of Substantially All of the Assets of the Partnership in a single sale, or in multiple sales in the same twelve-month period, except in the liquidation and winding up of the business of the Partnership upon its termination and dissolution or in the ordinary course;

          16.2.6    the pledge or encumbrance of Substantially
All of the Assets of the Partnership at one time, other than in connection with the acquisition or improvement of assets, initial financing of a Partnership Property, or the refinancing of previous obligations;

          16.2.7 a material change in the Partnership's three investment objectives described in "Investment Objectives and Policies - Principal Investment Objectives" in the Prospectus;

          16.2.8    voluntary assignment of the Administrative
General Partner's or Investment General Partner's interest in the
Partnership, except as otherwise provided in Section 17.7; and

          16.2.9    extension of the term of the Partnership.

     16.3 Meetings; Notices. The Administrative General Partner may at any time call a meeting of the Limited Partners or for a vote, without a meeting, of the Limited Partners on matters on which they are entitled to vote, and shall call for such meeting or vote following receipt of written request therefor of Limited Partners holding 10% or more of the Units held by all Limited Partners as of the date of receipt of such written request ("notice date"). Within ten days of such notice date, the Administrative General Partner shall notify all Limited Partners of record as of the notice date as to the time and place of the Partnership meeting, if called, or if no such meeting has been called, the date upon which the votes will be counted, and shall deliver a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. The date of any Partnership meeting or the date upon which such votes, without a meeting, will be counted shall be no less than ten nor more than sixty days following mailing of the notice thereof by the Administrative General Partner. All expenses of the voting and such notification shall be borne by the Partnership. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give any notice of the adjourned meeting. The presence in person or by proxy of a majority in interest of the Limited Partners shall constitute a quorum at all meetings of the Limited Partners; provided, however, that if there be no such quorum, holders of a majority in interest of the Limited Partners present may adjourn the meeting from time to time without further notice until a quorum shall have been obtained. No notice of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy, except for a Limited Partner attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or to any Limited Partner entitled to such notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such notice.

     16.4 Voting Procedures. A Limited Partner shall be entitled to cast one vote for each Unit that he owns: (a) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the Administrative General Partner prior to such meeting, or (b) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the Administrative General Partner prior to the date upon which the votes of Limited Partners of record on the notice date, whether at a meeting or otherwise, shall be counted. No General Partner shall be entitled to vote unless and to the extent it owns Units. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Limited Partners. At each meeting of Limited Partners, the Administrative General Partner shall appoint such officers and adopt such rules for the conduct of such meeting as the Administrative General Partner shall deem appropriate. In connection with each meeting or vote without a meeting of the Limited Partners, the Partnership shall provide for proxies or written consents which specify a choice between approval and disapproval of each matter to be acted upon at the meeting or by vote without a meeting. For purposes of obtaining a written vote under this Agreement, the Administrative General Partner may require a written response within a specified time, but not less than ten days nor more than 45 days.

     16.5 Limitations. No Limited Partner shall have the right or power to: (a) withdraw or reduce his contribution to the capital of the Partnership except as a result of the dissolution of the Partnership, (b) bring an action for partition against the Partnership, (c) cause the termination and dissolution of the Partnership by court decree or otherwise, except as set forth in this Agreement or as provided by law, or (d) demand or receive property other than cash in return for his contribution. No Limited Partner shall have priority over any other Limited Partner either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Partnership or as otherwise provided by this Agreement, there has been no time agreed upon when the contribution of each Limited Partner may be returned.

17.  REMOVAL, BANKRUPTCY OR DISSOLUTION OF A GENERAL PARTNER AND
     TRANSFER OF A GENERAL PARTNER'S INTEREST

     17.1 Removal. A General Partner may be removed from the Partnership upon a Majority Vote of Limited Partners. Written notice of the removal of a General Partner shall be served upon such General Partner either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

     17.2 Withdrawal of Associate General Partner. The Associate General Partner may withdraw from the Partnership, provided there has been 60 days' prior written notice to the Limited Partners of such withdrawal. If the Associate General Partner is a general partnership, it shall be deemed to have withdrawn as a General Partner, regardless of the lack of notice to Limited Partners, upon the retirement, removal, adjudication of bankruptcy, insolvency, insanity or death of any of its partners. Upon the withdrawal, removal, adjudication of bankruptcy, insolvency, dissolution or other cessation to exist of the Associate General Partner, the Partnership shall repurchase the interest in the Net Income, Net Loss and Distributions of the Partnership held by the withdrawing Associate General Partner as a General Partner, but not as a Limited Partner, for $150, provided there is at least one remaining General Partner at such time.

     17.3 Administrative General Partner and Investment General Partner. Upon the removal, adjudication of bankruptcy, dissolution or other cessation to exist of the Administrative General Partner or the Investment General Partner, its respective interest in the Net Income, Net Loss and Distributions of the Partnership shall be purchased by the Partnership for a price determined according to the provisions of Section 17.4, provided there is at least one remaining General Partner at such time. Until the dissolution of the Partnership, neither the Administrative General Partner nor the Investment General Partner shall take any voluntary step to dissolve itself or to withdraw voluntarily from the Partnership. Neither the Administrative General Partner's nor the Investment General Partner's interest in the Partnership shall be assignable, except in connection with any merger, consolidation or sale as provided in Section 17.7, without a Majority Vote of Limited Partners. Any entity to which the entire interest of the Administrative General Partner or the Investment General Partner in the Partnership is assigned in compliance with this Section shall be substituted by the Administrative General Partner in its stead as a General Partner of the Partnership by the filing of appropriate amendments to the Partnership Agreement and to any separate certificate of partnership.

     17.4 Sales Price. Upon the sale of its interest pursuant to Section 17.3, a General Partner other than the Associate General Partner (the "Terminated Partner") shall receive from the Partnership the fair market value of its interest in the Partnership, determined by agreement between the Terminated Partner and the Partnership or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association in New York, New York. The expense of arbitration shall be borne equally by the Terminated Partner and the Partnership. For this purpose, the fair market value of the interest of the Terminated Partner shall be deemed to be the amount the Terminated Partner would receive upon dissolution and termination of the Partnership under Section 19.2 assuming such dissolution or termination occurred on the date of the dissolving event and assuming the assets of the Partnership were sold for their then fair market value without compulsion of the Partnership to sell such assets. In the case of voluntary withdrawal, payment shall be made by a noninterest bearing unsecured promissory note with principal payable from Distributions, if any, which the Terminated Partner otherwise would have received had the Terminated Partner not withdrawn as a General Partner in the Partnership. In the case of involuntary withdrawal, removal, adjudication of bankruptcy or dissolution, payment shall be made by a promissory note bearing 9% simple interest per annum on the unpaid principal amount with principal and all unpaid accrued interest subject to mandatory prepayment from any Distributions which the Terminated Partner otherwise would have received and the remaining unpaid principal balance and unpaid accrued interest on such promissory note due and payable five years from the date of the occurrence of the applicable event specified in Section 19.1.

     17.5 Purchase Price. Except as set forth in Section 17.6, should a new General Partner be elected under Section 16.2, such new General Partner ("Acquiring Partner") shall purchase from the Partnership, within 60 days of its election, the interest which
the Partnership purchased from the Terminated Partner.   For such
interest the Acquiring Partner shall pay the amount determined pursuant to Section 17.4 to be the fair market value of such interest. Payment shall be made by a promissory note bearing 9% simple interest per annum on the unpaid principal amount secured by assignment by the Acquiring Partner to the Partnership of the future Distributions by the Partnership to the Acquiring Partner, which principal amount together with accrued interest shall be payable at the times and in the amount equal to 75% of such Distributions until such time as the principal amount together with accrued interest is paid in full, but shall become due and payable in full by the Acquiring Partner at such time as the Partnership is wound up and liquidated.

     17.6 Successor Associate General Partner. Upon the withdrawal of the Associate General Partner, Integrated shall purchase its interest in the Net Income, Net Loss and Distributions of the Partnership from the Partnership for $150, and Integrated shall become the Successor Associate General Partner. In such event, Integrated shall become the Successor Associate General Partner itself or shall appoint a Successor Associate General Partner (who may be an officer or director of Integrated or an officer or director of any Affiliate of Integrated or a subsidiary of Integrated) in substitution for Integrated as the Successor Associate General Partner, provided that, the Partnership shall receive an opinion of counsel to the Partnership to the effect that the Partnership will continue to be treated as a partnership for federal income tax purposes. Any Successor Associate General Partner appointed pursuant to this Section shall be entitled to withdraw in the same manner as any prior Associate General Partner and, while a General Partner, to receive the interest of the Associate General Partner in Net Income, Net Loss and Distributions.

     17.7 No Limitation on Merger or Reorganization of the Administrative General Partner or the Investment General Partner. Nothing in this Agreement shall be deemed to prevent the merger or reorganization of the Administrative General Partner or the Investment General Partner into or with any other corporation, or the transfer of all the capital stock of the Administrative General Partner or the Investment General Partner and the assumption of the rights and duties of the Administrative General Partner or the Investment General Partner, respectively, by, in the case of a merger, reorganization or consolidation, the surviving corporation or by operation of law.

18.  CERTAIN TRANSACTIONS

     The General Partners, any Limited Partner, any Affiliate, any shareholder, officer, director, partner or employee thereof, or any person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others including, but not limited to, the ownership, financing, leasing, operation, management, brokerage and development of real property. Except as set forth in the Prospectus, neither the General Partners nor any Affiliate of the General Partners shall be obligated to present any particular investment opportunity to the Partnership, even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership and each of them shall have the right to make for its own account (individually or as trustee) or to recommend to others any such particular investment opportunity.

19.  TERMINATION AND DISSOLUTION OF THE PARTNERSHIP

     19.1 Terminating Events. The Partnership shall be terminated and dissolved upon the earliest to occur of the following:

          19.1.1 the withdrawal, removal, adjudication of bankruptcy, insolvency, dissolution or other cessation of existence as a legal entity of a General Partner unless all the remaining General Partners elect, or if there is no remaining General Partner, within 90 days of the date of such event, the Limited Partners by Majority Vote elect, to continue the business of the Partnership, in a reconstituted form, if necessary, and elect a successor General Partner;

          19.1.2 A Majority Vote (which may, but need not, be solicited by the Administrative General Partner) in favor of dissolution and termination of the Partnership;

          19.1.3    the expiration of the term of the
Partnership;

          19.1.4 the disposition of all interests in real property and other assets (except cash) held by the Partnership and receipt of final payment of the purchase price therefor;

          19.1.5 the election by the Administrative General Partner, pursuant to Section 15.2.20, without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated under this Agreement or Prospectus constitutes a "prohibited transaction" under ERISA and no exemption for such transaction is obtainable from the United States Department of Labor or the Administrative General Partner determines not to seek such an exemption.

     19.2 Liquidation and Distribution of Assets. Upon a dissolution and termination of the Partnership for any reason, the Administrative General Partner shall take full account of the Partnership's assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

          19.2.1 first, to the payment of creditors of the Partnership, including General Partners but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Partnership assets; and

          19.2.2 second, after allowance for the expenses of liquidation and the setting up of any reserves for contingencies which the Administrative General Partner considers necessary, to the Partners in accordance with Article 11.

          19.2.3 Notwithstanding anything to the contrary, the Administrative General Partner has the right to defer liquidation if, in the opinion of the Administrative General Partner, the sale of Partnership assets in liquidation would result in a material underrealization on the Partnership's assets.

20.  SPECIAL POWER OF ATTORNEY

     20.1 Grant of Power of Attorney. By completing and signing the Partnership's subscription form or any transfer form, each Limited Partner grants to the Administrative General Partner a special power of attorney irrevocably making, constituting and appointing the Administrative General Partner, with full power of substitution, as the attorney-in-fact for such Limited Partner, with power and authority to act in his name and on his behalf to execute, acknowledge and swear to in the execution, acknowledgment and filing of documents, which shall include, by way of illustration but not of limitation, the following:

          20.1.1 this Agreement, any separate certificate of limited partnership, as well as any amendment to or the restatement of the foregoing, which under the laws of the State of Delaware or the laws of any other state, are required to be filed or which the Administrative General Partner deems to be advisable to file:

          20.1.2 any other instrument or document which may be required to be filed by the Partnership under the laws of the any state or by any governmental agency, or which the Administrative
General Partner deems advisable to file; and

          20.1.3 any instrument or document which may be required to effect the continuation of the Partnership, the admission of any additional or substituted Limited Partner, or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reduction in amount of contribution of Partners.

     20.2 Character of Power of Attorney. The special power of attorney granted by each Limited Partner:

          20.2.1 is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or legal incapacity of the granting Limited Partner, and is limited to those matters herein set forth;

          20.2.2 may be exercised by the Administrative General Partner acting alone for each Limited Partner by a facsimile signature of the Administrative General Partner or by one of its officers, or by listing all of the Limited Partners executing any instrument with a signature of the Administrative General Partner or one of its officers acting as its attorney-in-fact; and

          20.2.3 shall survive an assignment by a Limited Partner of all or any portion of his Units except that, where the assignee of the Units owned by a Limited Partner has requested admission to the Partnership as a substituted Limited Partner, the special power of attorney shall survive assignment for the sole purpose of enabling the Administrative General Partner to execute, acknowledge and file any instrument or document necessary to effect such substitution.

     21.  INDEMNIFICATION

     21.1. Agreement to Indemnify. The Partnership, its receiver or its trustee, shall, to the maximum extent permitted by law, indemnify, save harmless and pay all judgments and claims against the Sponsor from any liability, loss or damage incurred by the Sponsor or by the Partnership by reason of any act performed or omitted to be performed by the Sponsor, including costs and reasonable attorneys' fees (which attorneys' fees may be paid as incurred) and any amount expended in the settlement of any claim of liability, loss or damage; provided that (i) if such liability, loss or damage arises out of any action or inaction of employees, agents, subsidiaries or Affiliated assigns of the Sponsor, such actions or inactions must have occurred while such parties were engaged in activities which could have been engaged in by a General Partner in its capacity as such; (ii) if such liability, loss or damage arises out of any action or inaction of the Sponsor, (a) the Sponsor must have determined, in good faith, that such course of conduct was in the best interests of the Partnership and (b) such course of conduct did not constitute negligence or misconduct by the Sponsor; and (iii) any such indemnification shall be recoverable only from the assets of the Partnership and not from the assets of the Limited Partners. All judgments against the Partnership and the Sponsor, wherein the Sponsor is entitled to indemnification, must first be satisfied from Partnership assets before such Sponsor is responsible for these obligations. The Partnership shall not pay for any insurance covering liability of the Sponsor for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker's compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Sponsor as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Partnership. Nothing contained herein shall constitute a waiver by any Limited Partner of any right which he may have against any party under federal or state securities laws.

     21.2 Limitations. Notwithstanding Section 21.1, the Sponsor shall not be indemnified or saved harmless pursuant to
Section 21.1 from any liability, loss or damage incurred by it in connection with (i) any claim or settlement involving allegations that federal or state securities laws associated with the offer and sale of Units were violated by the Sponsor unless: (a) the Sponsor is successful in defending such action and (b) such indemnification is specifically approved by a court of competent jurisdiction which shall have been advised as to the current position of the Securities and Exchange Commission, and if Units are offered and/or sold in California, Missouri and/or Tennessee or such other state as shall desire to have its position stated, as to such state securities officials' positions regarding indemnification for violations of securities law, or (ii) any liability imposed by law, including liability for negligence or misconduct.

     22.  MISCELLANEOUS

          22.1 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

          22.2 Binding Provisions. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assign of the respective Partners.

          22.3 Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of the Agreement and the balance of the Agreement shall remain in effect.

          22.4 Notice. All notices under this Agreement shall be in writing and shall be given to the party entitled thereto by personal service or by mail, posted to the address maintained by the Partnership for such person or at such address as he may specify in writing.

          22.5 Headings. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and reference and in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

          22.6 Meanings. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa; and the word "person" shall include a corporation, partnership, firm or other form of association.

          22.7 List of Partners. The names, addresses and Original Contributions of the Partners are set forth on Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Partnership.

          22.8 Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the law of the State of Delaware and that the Partnership Act as now adopted and as hereafter amended from time to time shall govern the partnership aspects of this Agreement.

          22.9 Other Jurisdictions. In the event the business of the Partnership is carried on or conducted in states in addition to the State of Delaware, then the parties agree that this Partnership shall qualify under the laws of each state in which business is actually conducted by the Partnership, and they severally agree to execute such other and further documents as may be required or requested in order that the Administrative General Partner legally may qualify this Partnership in such states. The power of attorney granted to the Administrative General Partner in Article 20 shall constitute the authority of the Administrative General Partner to perform the ministerial duty of qualifying this Partnership under the laws of any state in which it is necessary to file documents or instruments of qualification. A Partnership office or principal place of business in any state may be designated from time to time by the Administrative General Partner.

          22.10 Power to Reconstitute. In the event that the State of Delaware amends the Partnership Act in any manner which precludes the Partnership, at any time, from obtaining an opinion of tax counsel to the effect that the Partnership will be treated as a pass-through entity for federal income tax purposes and not as an association taxable as a corporation, then the Administrative General Partner may, in its sole discretion, reconstitute the Partnership under the laws of another state.


                                   GENERAL PARTNERS:

                                   INVESTMENT GENERAL PARTNER:

INTEGRATED RESOURCES, INC.         RESOURCES HIGH EQUITY, INC.
with respect to Section 17.6
                                   By: /s/
By: /s/                            Richard Ader, President
     Joel M. Pashcow, Senior
     Executive Vice President      ADMINISTRATIVE GENERAL
                                   PARTNER:

INITIAL LIMITED PARTNER:           RESOURCES CAPITAL CORP.

/s/                                By: /s/
Howard Gelbtuch                    Joel M. Pashcow, President

                                   ASSOCIATE GENERAL PARTNER

                                   SECOND GROUP PARTNERS

                                   By: /s/
                                        Joel M. Pashcow
                                        General Partner

                AMENDMENT TO AMENDED AND RESTATED
        AGREEMENT OF HIGH EQUITY PARTNERS L.P. - SERIES 86


     AMENDMENT dated as of December 1, 1986 to the Amended and Restated Agreement of Limited Partnership of High Equity Partners L.P. - Series 86 (the "Partnership") dated as of November 14, 1985, as amended and restated as of April 22, 1986, as amended (collectively, the "Partnership Agreement").

                       W I T N E S S E T H:

     WHEREAS, the Partnership has entered into and in the future enter into joint ventures and joint venture agreements with Integrated Resources High Equity Partners, Series 85, a
California limited partnership and other Affiliates of the general partners of the Partnership (the "General Partners"); and

     WHEREAS, the General Partners of the Partnership have determined, and may in the future determine, that Resources Capital Corp., the Administrative General Partner, should be the Partnership's representative on any management committee which will govern the affairs of such joint ventures (a "JV Management Committee"); and

     WHEREAS, the Partnership Agreement presently provides that Resources High Equity Inc., the Investment General Partner, is responsible for, among other matters, the selection and management of the Partnership's investments, which responsibilities constitute some of the responsibilities which the Administrative General Partner will be responsible for as the Partnership's representative on the JV Management Committee; and

     WHEREAS, the General Partners have the authority pursuant to paragraph 15.2.20(a) to reallocate the responsibilities of the General Partners without the consent of the Partnership's limited partners.

     NOW, THEREFORE, the General Partners, on behalf of all the partners of the Partnership, agree as follows:

     1. Paragraph 15.2 of the Partnership Agreement is hereby amended by inserting after the third sentence the following:
"Notwithstanding the foregoing, in connection with any joint venture previously entered into, or to be entered into in the future, with Affiliates of the General Partners, if the Administrative General Partner acts as the Partnership's representative on any management committee which will govern the affairs of such joint venture, it shall be responsible for all matters which would have otherwise been the responsibility of the Investment General Partner. The Administrative General Partner shall also remain responsible for all administrative functions of the Partnership with respect to such joint ventures."

     2. Terms not otherwise defined herein shall have the same meaning ascribed to them in the Partnership Agreement.

     3.   Except as modified by this Amendment, the Partnership
Agreement remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                              RESOURCES HIGH EQUITY, INC.

                              By:  ______________________________
                                   Name:  Frank Garcia
                                   Title:   Vice President


                              RESOURCES CAPITAL CORP.

                              By:  ______________________________
                                   Name:  Frank Garcia
                                   Title:   First Vice President

                              Limited Partners

                              By:  Resources High Equity, Inc.,
                                   pursuant to paragraph
                                   15.2.20(a) of  the Partnership
                                   Agreement

                              By:  ______________________________
                                   Name:  Frank Garcia
                                   Title:  Vice President

                        FIRST AMENDMENT TO
                     THE AMENDED AND RESTATED
                 AGREEMENT OF LIMITED PARTNERSHIP
             OF HIGH EQUITY PARTNERS L.P. - SERIES 86


          AMENDMENT dated as of July 1, 1986 to the Amended and Restated Agreement dated as of November 14, 1985, as amended and restated as of April 22, 1986 and as further amended from time to time (the "Agreement") among Resources Capital Corp., Resources High Equity, Inc. and Second Group Partners, each as a General Partner, and Howard Gelbtuch as the initial limited partner.

          1. The definition of "Front-End Fees" in Article 2 is amended in its entirety to read as follows:

          "Front-End Fees" shall mean fees and expenses paid by any party for any service rendered in connection with and during the Partnership's organization or acquisition phase including
          Organization and Offering Expenses,
          Acquisition Fees, Acquisition Expenses,
          Mortgage Placement Fees and any other similar fee, but excluding any underwriting or selling commissions with respect to sales of Units to the extent not paid by the Partnership."

          2.   Section 10.1(b) is deleted in its entirety and
Section 9.11 is added, which Section reads in its entirety as follows:

          "9.11  Partnership Administration Fee.  The
          Partnership shall pay the Administrative
          General Partner at the rate of $0.75 per Unit per annum based on the total Units outstanding at the end of each calendar quarter, payable 25% per calendar quarter, as a Partnership Administration Fee related to expenses incurred by the Administrative
          General Partner related to the administration of the Partnership; provided, however, that such fee shall in no event be more than $200,000 per annum. This fee is nonaccountable and shall be paid to the Administrative General Partner at such time as Distributions are made to the Limited
          Partners of Adjusted Cash From Operations."

          3.   The following sentence is added to the end of
Section 9.9:

          "In no event shall the Partnership invest more that 25% of its assets at any time in any affiliated money market fund."

          4. The Agreement is further amended to set forth the names of the limited partners admitted as of the date of the First Closing of Units of the Partnership.

          5.   Except as otherwise provided above, the
Partnership Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the undesigned have executed this Amendment as of July 1, 1986.


                              GENERAL PARTNERS:

                              Resources Capital Corp.

                              By:  _____________________________


                              Resources High Equity, Inc.

                              By:  ______________________________


                              Second Group Partners

                              By:  ______________________________

                     AMENDMENT TO AMENDED AND
                RESTATED PARTNERSHIP AGREEMENT OF
              HIGH EQUITY PARTNERS L.P.   SERIES 86


     AMENDMENT dated as of April 1, 1988 to the Amended and Restated Partnership Agreement of High Equity Partners L.P. - Series 86, (the "Partnership") dated as of November 14, 1985 as amended and restated to date (collectively, the "Partnership Agreement").

     WHEREAS, certain changes in the tax laws may adversely affect the Partnership if the Administrative General Partner does not take certain actions; and

     WHEREAS, the Administrative General Partner is given the power and authority, pursuant to Paragraphs 15.2.19, 15.2.20 and
15.11 to amend the Partnership Agreement and take such actions as it deems necessary to preserve the tax-status of the Partnership.

     NOW, THEREFORE, the Administrative General Partner, on behalf of all the partners of the Partnership, agrees as follows:

     1. Paragraph 12.4 of the Partnership Agreement is hereby amended and restated as follows:

     "12.4     Ineffective Transfers.  (a)  Any assignment, sale,
exchange or other transfer in contravention of any of the provisions of this Article 12 shall be void and deemed ineffectual, and shall not bind or be recognized by the Partnership.

               (b) Notwithstanding anything contained herein to the contrary, in order to prevent the Partnership from being treated as a publicly traded partnership for federal tax purposes, the Administrative General Partner has the right to refuse to recognize any attempted transfer of a Unit (or rights therein) which would constitute a transfer in a secondary market (or the substantial equivalent thereof) as defined under Code
Section 7704 and any regulations promulgated thereunder (or under any similar law or regulation.) The Administrative General Partner shall exercise such right by taking any actions as it deems necessary or appropriate in its reasonable discretion so that such trades or assignments of rights are not in fact recognized. The right to exercise the foregoing restriction shall not be exercised if the Administrative General Partner determines in its reasonable discretion that the exercise of such restriction would result in the Partnership being deemed to hold plan assets for purposes of ERISA. The Administrative General Partner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith."

     2.   Except as modified by this amendment, the Partnership
Agreement remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

RESOURCES CAPITAL CORP.,
Administrative General Partner

By:  /s/Frank Goveia
     Name: Frank Goveia
     Title: Senior Vice President,
     Secretary and Treasurer

Limited Partners

By:  Resources Capital Corp.,
     pursuant to Paragraph
     15.2.20(b) and (f) and
     Article 20 of the
     Partnership Agreement

     By:  /s/ Frank Goveia
          Name: Frank Goveia
          Title: Senior Vice President,
          Secretary and Treasurer